APPRAISAL REPORT

                                       OF

                        RUSSELL CROSSING SHOPPING CENTER
                      U.S. HIGHWAY 280 AND TWENTIETH STREET
                              PHENIX CITY, ALABAMA

                                   (CZ97-146R)

                                       FOR

                                MR. LARRY MILLER
                               MERRILL LYNCH & CO.
                      WORLD FINANCIAL CENTER - NORTH TOWER
                               NEW YORK, NY 10281

                                      AS OF

                                 AUGUST 5, 1997

                                       BY

                        HOWARD J. PORTER, JR., MAI, CCIM
                     GLEN E. HEINZELMAN, ASSOCIATE APPRAISER
                            H. J. PORTER & ASSOCIATES
                          1214 FIRST AVENUE, SUITE 130
                             COLUMBUS, GEORGIA 31901
                                 (706) 324-4990


                                     [LOGO]
                            H.J. Porter & Associates
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                                     [LOGO]
                      [H.J. PORTER & ASSOCIATES-LETTERHEAD]

                                 August 20, 1997

Mr. Larry Miller
Merrill Lynch & Co.
World Financial Center- North Tower
New York, NY 10281

                                     Re:   Russell Crossing Shopping Center
                                           U.S. Highway 280 and Twentieth Street
                                           Phenix City, Alabama

Dear Mr. Miller:

At your request, the undersigned Associate has inspected and we have made an appraisal of the above referenced property. The purpose of this appraisal was to determine the market value of the leased fee interest in the subject property, one of fifteen shopping centers to be included in a portfolio of retail shopping centers cross collateralized, under single management, and subject to stringent release provisions. As such, the estimated value of the subject property is subject to the above conditions. This complete appraisal communicated in a self contained narrative report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP).

Based upon our investigation into the subject property, and its current economic environment, we are of the opinion that the market value of the leased fee interest in the subject property as of, August 5, 1997, is:

                   FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                   ------------------------------------------
                                  ($5,500,000)


Divided as:      Improvements                            $4,157,000
                 Land                                    $1,340,000
                                                         ----------
                 Total                                   $5,500,000

Please note that this report is subject to the contingent and limiting conditions as found in the addendum. It should be noted that our employment was not conditional upon our producing a specific value with a given range. Future employment prospects with Merrill Lynch are not



                  Real Estate Research, Appraisal & Counseling
            Birmingham, AL; Columbus, GA; Montgomery, AL; Auburn, AL

Mr. Larry Miller
August 20, 1997
Page #2

dependent upon our producing a specified value. Also, neither payment of our fee, nor our employment are/were based upon whether a loan application is approved or disapproved. We appreciate the opportunity to be of service to you in this matter.

The attached report is submitted in support of these conclusions.

                                    Yours very truly,



/s/ Howard J. Porter, Jr.                       /s/ Glen E. Heinzelman
Howard J. Porter, Jr., MAI, CCIM                Glen E. Heinzelman, Associate
Certified General Real Property Appraiser       Licensed Real Property Appraiser
Alabama Certificate #G51                        Alabama Certificate #L12



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                            H.J. Porter & Associates
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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

Property Identification:          Russell Crossing Shopping Center
                                  U.S. Highway 280 and Twentieth Street
                                  Phenix City, Alabama

Property Right Appraised:         Leased Fee Estate

Highest and Best Use
As Vacant and Improved:           Neighborhood Shopping Center

Date of Value:                    August 5, 1996

Site Data:                        7.71 Acres or 335,848 Sq. Ft.

Building Data:                    72,312 Sq. Ft. Divided As:
                                  Winn-Dixie -                 45,500 Sq. Ft.
                                  Big B Drugs -                 9,000 Sq. Ft.
                                  Shops 1-13 -                 17,812 Sq. Ft.
Estimated Land Value:             $1,343,000

Value Indications:
  Cost Approach                   $5,100,000
  Income Approach                 $5,510,000
  Market Approach                 $5,450,000

Market Value:                     $5,500,000



                                                  H.J. Porter & Associates, Inc.
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                                TABLE OF CONTENTS

Intended Use of Appraisal .................................................    1
Environmental Considerations ..............................................    1
Scope of the Assignment ...................................................    1
Date of Value Estimate ....................................................    2
Exposure Period ...........................................................    2
Type Appraisal/Type Report ................................................    2
Property Ownership ........................................................    3
Property Location .........................................................    3
Zoning/Public Utilities ...................................................    3
Legal Description/Land Size ...............................................    4
Ad Valorem Tax Analysis ...................................................    5
Purpose of Appraisal/Definition of Value ..................................    6
Rights Appraised ..........................................................    6
Area Analysis - Columbus, Georgia/Phenix City, Alabama ....................    7
Neighborhood Analysis .....................................................   13
Site Analysis .............................................................   15
Description of Subject Improvements .......................................   16
Highest and Best Use ......................................................   18
The Appraisal Process .....................................................   20
Land Value- Direct Comparison .............................................   23
Cost Approach to Value ....................................................   28
Income Approach to Value ..................................................   31
Market Approach ...........................................................   52
Reconciliation and Final Value Estimate ...................................   70
Certification .............................................................   71

EXHIBITS
      Location Map ............................................    Facing Page 3
      State Map ...............................................    Facing Page 7
      Site Plan ...............................................   Facing Page 15
      Subject Photographs .....................................   Facing Page 16
      Land Sales Map ..........................................   Facing Page 26
      Rental Map ..............................................   Facing Page 38
      Improved Sales Map ......................................   Facing Page 67

REAR EXHIBITS

      Korpacz Real Estate Investor Survey
      Assumptions and Limiting Conditions
      Qualifications
      Stale of Alabama Certification



                                                  H.J. Porter & Associates, Inc.
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INTENDED USE OF APPRAISAL                                                      1

This appraisal has been requested to function as an underwriting guide for mortgage loan purposes and for use in securitization of mortgages. Accordingly, this appraisal may be provided by Merrill Lynch & Co. to potential investors in a securitization or other sale of mortgage loans.

ENVIRONMENTAL CONSIDERATIONS

According to a Phase I Environmental Site Assessment conducted August 7, 1987 by ATEC Associates, Inc., Consulting Engineers, there was no evidence of environmental hazards or liabilities at the subject sate or adjacent properties at that time. An inspection of the property on August 5, 1997 by the Associate Appraiser did not reveal any overt evidence of environmental contamination. A copy of the Environment Site Assessment is included in the rear exhibits. The appraised value contained herein assumes that the subject is free of any environmental contamination.

SCOPE OF THE ASSIGNMENT

The subject property, a neighborhood shopping center, is one of fifteen shopping centers to be included in a portfolio of retail properties which are cross collateralized, under single management, and subject to stringent release provisions.

The scope of the assignment includes undertaking the three traditional approaches to value with consideration given to the current status of the retail market in Phenix City, Alabama and the surrounding market area. In the Cost Approach, local real estate professionals and appraisers were contacted and a search of public records undertaken to locate comparable land sales. A detailed inspection of the site and improvements was made by the Associate Appraiser. Construction details were obtained from the physical inspection by the Associate and from plans prepared by Sanford Bell & Associates, Inc. dated June 3, 1993. Current cost estimates were obtained from the Marshall Valuation Service, a nationally recognized cost service indexed to the local market.

In the Income Approach to Value, a survey of local retail market conditions was made by interviews with local leasing and management agents to determine if the contract rents for the local tenant shop space was competitive and market oriented. Expense comparables were studied to estimate appropriate expense deductions. The resulting net operating income was capitalized into a value estimate with an overall capitalization rate. The comparable improved sales found in the Market Approach sold on direct capitalization of stabilized net operating income rather than discounted cash flow analysis. The overall capitalization rate was derived from market sales, built-up rates using current market rates for debt and equity, and from published investor surveys.



                                                  H.J. Porter & Associates, Inc.
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SCOPE OF THE APPRAISAL- (CONTINUED)                                            2

The Sales Comparison or Market Approach was developed after a search for sales of similar shopping centers. To locate appropriate sale comparables, local realtors, appraisers, mortgage lenders, and developers were interviewed. The sales located were compared to the subject with adjustments made for items of differences.

After development of the three approaches, the value indications derived were reconciled to provide a value estimate for the subject property as of the effective date of appraisal.

DATE OF VALUE ESTIMATE

The subject property is valued as of August 5, 1997 which is the date the subject was physically inspected by the Associate Appraiser. The date utilized in preparing this appraisal was researched, gathered, and/or updated during the period August 5 through August 15, 1997. The date of the appraisal is August 20, 1997 the date of the transmittal letter.

EXPOSURE PERIOD

The estimated exposure time for the subject property, to obtain the values communicated herein, is estimated to have been within one year or less. This exposure period assumes competent sales and marketing efforts, the property is maintained in a marketable condition, and that the property is sold for "market value" as defined herein. The estimated exposure period is based upon the marketing period for the Comparable Improved Sales found in the Market Approach.

TYPE APPRAISAL/TYPE REPORT

In accordance with the Uniform Standard of Profession Appraisal Practice, the appraisers have performed a "Complete" appraisal according to Standard Rule 1 and the communicated to the client in a "Self-contained Appraisal Report" in accordance with Standard Rule 2-2a.



                                                  H.J. Porter & Associates, Inc.
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                               [GRAPHICS OMITTED]

                                  Location Map

PROPERTY OWNERSHIP                                                             3

The subject property is under the ownership of:

                            Newton Development, Inc.
                              250 Washington Street
                                 P.O. Box 680176
                              Prattville, AL 36067

To the best of our knowledge no other transactions involving the subject have occurred in the three years prior to the date of appraisal. Additionally, to the best of our knowledge, there are no offered pending to purchase the subject nor is it currently listed for sale.

PROPERTY LOCATION

The subject property is located at the northeast corner of U.S. Highway 280 and Twentieth Street within the corporate limits of Phenix City, Russell County, Alabama It is located by street address as:

                        Russell Crossing Shopping Center
                              2000 U.S. Highway 280
                              Phenix City, Alabama

ZONING/PUBLIC UTILITIES

The subject property is located in the city limits of Phenix City, Alabama and is subject to that city's zoning jurisdiction. The site is currently zoned C-4, Highway Commercial District, which allows shopping center use. This zoning classification calls for a minimum lot size of 15,000 sq. ft., minimum lot width of 75', maximum coverage ratio of 25 %, maximum height of 65' or five stories, and minimum setback requirements of 20 feet on the front, street side, and rear. This classification also calls for a minimum on-site parking ratio of 4 parking spaces for each 1,000 sq. ft. of floor area. Based on an inspection of the property and plans provided, the existing improvements appear to conform to the current zoning ordinance.

The subject has all utilities including electricity, gas, water, sewage, and telephone in sufficient quantities to sustain commercial development. Public services such as police and fire protection are provided by the City of Phenix City.




                                                  H.J. Porter & Associates, Inc.
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LEGAL DESCRIPTION/LAND SIZE                                                    4

The legal description for the subject was obtained from the owners, Newton Development, Inc.. The subject property is legally described as:

          Commencing at the Southeast corner of the Northeast quarter of Section 9, Township 17 North, Range 30 East in Phenix City, Russell County, Alabama; thence South 86 degrees 25 minutes 31 seconds West, 896.3 feet to the Westerly right-of-way line of Opelika Road, said point being the true point of beginning of the parcel of land herein described; thence South 34 degrees 04 minutes 35 seconds East, 150 feet; thence South 21 degrees 24 minutes 42 seconds West, 209..18 feet; thence South 34 degrees 04 minutes 35 seconds East 335.54 feet; thence North 86 degrees 25 minutes 33 seconds West 57.91 feet; thence South 34 degrees 29 minutes 00 seconds East, 135.53 feet; thence North 55 degrees 31 minutes 00 seconds East, 130.58 feet; thence North 31 degrees 40 minutes 16 seconds Wet, 19.04 feet; thence North 82 degrees 12 minutes 25 seconds East, 189.0 feet; thence North 07 degrees 47 minutes 35 seconds West 528.12 feet; thence North 50 degrees 41 minutes 02 seconds West 146.58 feet; thence South 86 degrees 25 minutes 31 seconds West
          430.99 feet to the Point of beginning. Said parcel of land being a portion of Lots 41-46, T. T. Edmonds Survey and a portion or Block "A", Godwind Davis Subdivision containing
          7. 71 acres, more or less.

Based on this description, the subject property is irregular shaped and contains a total land area of 7.71 acres. The subject parcel has approximately 528 feet of frontage on the east side of U.S. Highway 280 frontage road, approximately 430 feet on the north side of Twentieth Street, and approximately 470 feet on the west side of Opelika Road.

As indicated previously, the subject property is one of fifteen shopping centers to be included in a portfolio of retail properties which are cross collateralized, under single management, and subject to stringent release provisions. The other shopping centers contained in the portfolio are listed as follows:


================================================================================
Greenbrier Station Shopping Center        The "Y" Shopping Center
Anniston, Alabama                         Panama City Beach, Florida
--------------------------------------------------------------------------------
Clanton Marketplace                       Mandelville Marketplace
Clanton, Alabama                          Pandelville, Louisiana
--------------------------------------------------------------------------------
Opp Marketplace                           Brownsville Place Shopping Center
Opp, Alabama                              Brownsville, Tennessee
--------------------------------------------------------------------------------
Betts Crossing Shopping Center            Chicot Crossing Shopping Center
Opelika, Alabama                          Pascagoula, Mississippi
--------------------------------------------------------------------------------
29 North Shopping Center                  Delchamps Plaza
Cantonment, Florida                       Long Beach, Mississippi
--------------------------------------------------------------------------------
Nine Mile Plaza Shopping Center           One Main Place
Pensacola, Florida                        Moss Point, Mississippi
--------------------------------------------------------------------------------
Parker Shopping Center
Parker, Florida
================================================================================


                                                  H.J. Porter & Associates, Inc.
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                                                                               5

AD VALOREM TAX ANALYSIS


The subject parcel is under the taxing authority of the Russell County Tax Assessor's Office and is found on the tax rolls as:


   Assessed  to:                       Newton Development, Inc.
                                       250 Washington Street
                                       P.O. Box 680176
                                       Prattville, AL 36067

                                       Parcel I.D.#:57-05-02-09-1-4-003.000
                                                    57-05-02-09-4-2-002.000

   Value:                              Land:                   $1,215,950
                                       Improvements:           $3,134.000
                                                               ----------
                                       Total:                  $4,349,950

   Assessment Ratio:                   20%

   Local Millage Rate:                 $0.059 per $1,000 of assessed value

   Annual Tax:                         $51,329.41


To test the reasonableness of the taxes levied against the subject, the taxes levied against several other anchored shopping centers in Phenix City were investigated. The result of that investigation is contained in the following chart.

================================================================================
Property  Name         Size (Sq. Ft.)    Tax Valuation      Valuation/Sq Ft.
================================================================================
Stadium Plaza              74,075         $4,091,200             $55.23

Food World Center         182,361         $8,518,050             $46.71

Phenix Plaza               98,424         $1,948,400             $19.80
================================================================================
Subject                    72,312         $4,349,950             $60.15
================================================================================

Stadium Plaza and the Food World Center are considered to be most comparable to the subject with similar physical characteristics and rents. Phenix Plaza is an older shopping center located in downtown Phenix City. It has less parking than a modern center and lower rents relative to the other two comparables and the subject. Based on this investigation, the taxes levied against the subject appear to be appropriate.


                                                  H.J. Porter & Associates, Inc.
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PURPOSE OF APPRAISAL/DEFINITION OF VALUE                                       6

The purpose of the appraisal is to estimate the market value of the leased fee interest in the subject property as of the effective date of appraisal, August 5, 1997.

Market Value is defined by the Appraisal Standards Board of the Appraisal Foundation in the 1997 Glossary - Uniform Standards of Professional Appraisal Practice, page 155 as:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   Buyer and seller are typically motivated;

2. Both parties are well informed or well advised, and acting in what they consider their best interest;

3.   A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. Dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

RIGHTS APPRAISED

The ownership interest in the subject property appraised is the "Leased Fee Estate." The Dictionary of Real Estate Appraisal, 3rd Edition, Page 204, defines Leased Fee Estate as, "an ownership interest held by a Landlord with the right of use and occupancy conveyed by lease to others. The rights of lessor "the leased fee owner" and the leased fee are specified by contract terms contained within the lease."


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                               [GRAPHICS OMITTED]

                                    AREA MAP
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                                                                               7

AREA ANALYSIS- COLUMBUS, GEORGIA/PHENIX CITY, ALABAMA

The four basic factors which should be considered in analyzing an area are: (1) Physical- Location factors; (2) Economic-Financial factors; (3)
Political-Governmental factors; and (4) Sociological factors. Each of these factors are briefly analyzed with conclusions as to their affect on the subject property.

Physical-Location Factors

Phenix City, Alabama is located in the southeastern most corner of Lee County, and the northeastern most corner of Russell County. It is the seat of Russell County's government. Russell County is located in east central Alabama, and adjoins the Alabama/Georgia state line. Columbus, Georgia is Phenix City's sister city and lies across the Chattahoochee River, which separates the two states.

     Distance To:


         Atlanta, Georgia                   Northeast 109 miles
         Augusta, Georgia                   Northeast 220 miles
         Montgomery, Alabama                West 95 miles
         Birmingham, Alabama                Northwest 152 miles
         Jacksonville, Florida              Southeast 286 miles
         Orlando, Florida                   Southeast 408 miles
         Greenville, South Carolina         Northeast 273 miles
         Charlotte, North Carolina          Northeast 325 miles

Located at the end of the Appalachian plateau, approximately 200 miles North of the Florida Gulf Coast, the topography in the area ranges from nearly level to gently rolling. The average elevation above mean sea level is 221 feet. Climate is temperate with a mean temperature 46.2 degrees in January and 78.5 degrees in July. Average annual rainfall is 52 inches.

Economic-Financial Factors

Columbus/Phenix City Area Population (U.S. Census)

            =====================================================
            YEAR                 POPULATION               %CHANGE
            =====================================================
            1970                  238,584                    NA
            1980                  239,196                  + .26%
            1990                  243,072                  + 1.6%
            =====================================================



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                                                                               8
AREA ANALYSIS- COLUMBUS, GA/PHENIX CITY, ALABAMA - (CONTINUED)

Economic-Financial Factors - (Continued)

     The Columbus/Phenix City MSA's population has grown at a steady rate over the last couple decades, whereas the population of Phenix City itself has dropped slightly from 26,928 in 1980 to 25,312 in 1990. The civilian labor force in Russell County, however, has increased as illustrated in the table below.

==================================================================================================
Russell County              1986         1988         1990         1992         1994      5/1997*
==================================================================================================
Civilian Labor Force      22,460       22,790       22,870       23,380       23,020       24,690
% Change                                1.47%        0.35%       -2.14%        2.86%        7.25%
--------------------------------------------------------------------------------------------------
Unemployment Rate            9.4%        6.4%         7.2%         7.4%         6.2%         3.5%
% Change                              -31.91%       12.50%        2.78%      -16.22%      -43.55%
==================================================================================================

     * Source: Alabama Department of Industrial Relations

     As the previous table illustrates, there has been an overall increase in the Civilian Labor force over the past ten years with slight fluctuations in the early 1990's. The unemployment rate has decreased significantly over the same period from 9.4% in 1986 to a current (May 1997) rate of 3.5%. The Columbus/Phenix City MSA has a civilian labor force of 119,014 and an unemployment rate of 2.7%.

     The population of Russell County was reported to be 46,286 in 1990 (U.S. Census) with 17,499 households and 2.65 persons per household. The 1989 per capita income was $10,981 or $29,100 per household.

     Fort Benning is located adjacent to the City of Columbus, in the southeast direction, and is the United States Army Infantry Center. It is also the home of the United States Army Infantry School, Airborne School, Ranger School, and basic training center for all initial entry infantry soldiers. The military reservation encompasses more than 285 square miles, and serves approximately 100,000 military personnel, and employs more than 35,721 civilians and military personnel. Fort Benning channels approximately $60 million per month into the Columbus/Phenix City economy through disbursements and payroll. Additionally, this base has won the Army Community of Excellence Award 1994 and 1995.

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                                                                               9

AREA ANALYSIS - COLUMBUS, GA/PHENIX CITY, ALABAMA-(CONTINUED)

Economic-Financial Factors- (Continued)

     The largest private employers in the area are:

         =====================================================
                  NAME                              EMPLOYMENT
                  ----                              ----------

         Synovous Financial Corp.                      2,933

         Field Crest Cannon Inc.                       1,900

               AFLAC Inc.                              1,650

           The Bradley Company                         1,507

         The Medical Center Inc.                       1,500

           St. Francis Hospital                        1,222

           Columbus Mills Inc.                         1,104

           Swift Textiles Inc.                         1,100

              Tom's Foods                              1,100

         Blue Cross & Blue Shield                      1,020
         =====================================================



     Each of these companies is listed in Georgia. The five main employers in Phenix City are listed below.

         =====================================================
                  NAME                              EMPLOYMENT
                  ----                              ----------
            Mead Coated Board                           850

            Fieldcrest  Mills                           650

         Southern Phenix Textiles                       520

            Leshner Industries                          500

         Bickerstaff Clay Products                      385
         =====================================================


     The area has a diversified employment base, in terms of job distribution, with approximately 20% of the work force employed in the service and manufacturing industries. Since 1980 manufacturing and agricultural employment has dropped, and employment in the service sector and the federal government has increased. The growth in federal government employment is directly related to the growth of Ft. Benning, and the growth in the area's service industry correlates with that of the nation.


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AREA ANALYSIS - COLUMBUS, GA/PHENIX CITY, ALABAMA - (CONTINUED)               10

Economic-Financial Factors - (Continued)

     Income levels as taken from the 1990 estimates are charted as:


          ===========================================================
                Household bv Income: Columbus/Phenix City MSA(1)
                ------------------------------------------------
                            Total Households: 88,493
          ===========================================================
                  $75,000+                                4.96%
                $50,000-74,999                           10.43%
                $35,000-49,999                            15.6%
                $25,000-34,999                           15.46%
                $15,000-24,999                           20.58%
                $7,500-14,999                            17.19%
                 Under $7,500                            15.78%
           ----------------------------------------------------------
                Average Income                          $30,343
                Median Income                           $25,148
          ===========================================================


     The area is well located in regards to distribution, with easy access to major markets via I-185 which runs northerly to link Columbus to Atlanta and Montgomery via I-85, and Corridor Z, a 251 mile four-lane highway which connects Columbus with I-95 on the Georgia coast and I-75 which runs north/south through central Georgia. Highways 280, 431, and 80 are Phenix City's main transportation routs linking the city to Auburn/Opelika via 280/431 and Eufaula by way of 431. Highway 80 connects the area to I-85 in Macon County, Alabama.

     There are 22 motor carrier terminals, and two rail lines serving the area. The Chattahoochee River and Georgia Ports Authority Dock, and Phenix City Docks provide barge access along a 9 foot deep navigable channel which connects with the Apalachicola River and flows through Florida into the Gulf of Mexico.

     The Columbus Metro Airport has currently finished construction of a $7 million passenger terminal. There are 15 flights daily to Atlanta's Hartsfield Airport providing national and international connections.

     ----------
       (1)Source: National Decision Systems



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AREA ANALYSIS - COLUMBUS, GA/PHENIX CITY, ALABAMA- (CONTINUED)                11

     Political-Governmental Factors

     Columbus is effectively governed under a combined City-County form of government, one of only 18 in the nation. Phenix City's government is run by five City Council members and has a mayor and a city manager.

     The consolidated form of government (Columbus, GA) is run by an elected mayor, 10 elected council members and an appointed city manager. Both cities have an NB3 fire insurance rating. The area has an effective police force which totals over 400 full time uniformed officers with Phenix City employing 57 full time officers. Both cities also has an active Planning and Zoning Commission.

     A primary force influencing the development in the area is the 1996 Olympic Committee's choice of the softball venue to be located in Columbus. The location of this venue is south of the Central Business District. Much new construction has occurred on both sides of the river with the coming of the softball venue as well as the new Civic Center and the renovation of the Columbus Red Stix Ball Park. Both the Civic Center and the Red Stix Park are located adjacent to the softball venue just south of the Central Business District.

     The Columbus/Phenix City MSA, which consists of Muscogee and Chattahoochee Counties in Georgia, and Russell County in Alabama, is expected to continue expanding into the adjacent counties of Harris and Lee.

     Sociological Factors

     The Columbus/Phenix City area is in an area with a multitude of cultural and recreational opportunities. The area is host to a wide range of attractions including The Columbus Museum, Springer Opera House, The Three Arts Theatre, The National Infantry Museum, and Callaway Gardens. Annual events include A Taste of Columbus, the Salisbury Arts and Crafts Fair, the Southern Open PGA Golf Tournament, the Miss Georgia Pageant, and the Columbus Steeplechase.

     The Columbus/Phenix City area has established good reputations as a good place to live and raise children. Educational opportunities are abundant and include the 48 school Muscogee County school system, public schools of Phenix City as well as Russell and Lee County, seven private K12 schools, four colleges and universities, and three nearby technical schools.



                                                  H.J. Porter & Associates, Inc.
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AREA ANALYSIS - COLUMBUS. GA/PHENIX CITY. ALABAMA - (CONTINUED)               12

     Conclusion

     In summary, the Columbus/Phenix City MSA represents a strong economy with a broad economic base and history of steady growth. The diversity of employment, ranging from government to manufacturing, adds stability to the area. As the population grows at a steady rate, the age distribution weighs more to the middle-age and mature populations. This age distribution is conducive to real estate investment and property values, due to its level of effective purchasing power as consumers, and their effective demand it creates in the housing markets.



                                                  H.J. Porter & Associates, Inc.
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NEIGHBORHOOD ANALYSIS                                                         13

The term neighborhood is defined in "The Appraisal of Real Estate" 11th Ed. at page 189 as "a group of complementary land uses."

The four basic factors which must be considered in analyzing a neighborhood or district, as in an area analysis are:

(1)  Physical and Locational Factors
(2)  Economic and Financial Factors
(3)  Political and Governmental Factors
(4)  Sociological Factors

Each of these factors is discussed briefly with conclusions as to their effect on the subject property.

Physical and Locational Factors

The subject property is located at the northeast comer of U.S. Highway 280 and 20th Street within the corporate limits of the City of Phenix City, Russell County, Alabama. The boundaries of the subject neighborhood is defined as the highway commercial area along the east and west sides of the U.S. Highway 280 By-Pass bounded on the north by the Phenix City corporate limits on the north and on the south by U.S. Highway 431 (Martin Luther King Jr. Parkway) on the south.

Access to the neighborhood is via U.S. Highway 280 from the north and southeast; U.S. Highway 431 from the southwest, U.S. Highway 80 from the east, and Alabama 190/Georgia 22 from the east/northeast. All of these major roadways connect the neighborhood to the Columbus area to the east and other populated areas and employment centers in the State of Alabama to the northwest, west, and southwest. At its junction with the subject, there are service or access roadways on either side of the U.S. Highway 280/431 By-Pass making the actual roadway a limited access roadway. The terrain of the area is generally level to rolling. In many respects the neighborhood can be considered the commercial gateway to the Columbus MSA and Fort Benning lying to the east across the Chattahoochee River.

Overall, since the construction of the U.S. Highway 280/431 By-Pass, the subject neighborhood has become the commercial hub of the City of Phenix City.


                                                  H.J. Porter & Associates, Inc.

NEIGHBORHOOD ANALYSIS- (CONTINUED)                                            14

Economic and Financial Factors

Land uses within the neighborhood are primarily commercial in nature. The primary stimulus for commercial development in the neighborhood was the completion of the U.S. Highway 280/431 By-Pass was completed approximately 20 years ago. The roadway was constructed to by-pass the downtown area of Phenix City and provide for easy access to the City of Columbus and Fort Benning to the east across the Chattahoochee River. The commercial development is a mixture of three types of uses. The first is primarily highway traveler type commercial developments such as automotive repair and replacement shops, fast food and sit-down restaurants, and motels. The second is regional type destination commercial uses such as a WalMart Superstore and Kmart. The third is local user oriented commercial and retail development such as locally and regionally grocery store anchored retail shopping centers. The ages of these developments ranges from new to approximately 20 years old. An inspection of the area reveals that there are still several desirable vacant parcels available for development and that development is not limited to vacant parcels available on an in-fill basis.

Political and Governmental Factors

The subject is located within the City of Phenix City and is influenced by the land use regulations set by the municipality's planning commission. The policies of the commission have been liberal for the most part regarding new development. Especially when that development creates additional employment opportunities. The subject site is zoned for commercial use as is most of the surrounding land and land located within the confines of the neighborhood.

The property tax rate is $5.90 per $100 of assessed value for property within the neighborhood. Commercial property is assessed at 20% of the ad valorem tax valuation.

Sociological Factors

The neighborhood can be categorized as one that is commercial in nature with a few scattered residential homesites many of these are awaiting redevelopment to commercial uses. All essential services are to be found outside the immediate neighborhood.

Conclusion

The subject is located in what is considered to be the commercial hub of the City of Phenix City. The areas economic importance as the commercial center of the city, as well as a gateway to Columbus and a regional shopping center for eastern southcentral Alabama is anticipated to continue into the foreseeable future.


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                                    SITE PLAN

SITE ANALYSIS                                                                 15

The subject site is located at the northeast comer of U.S. Highway 280 and 20th Street within the corporate limits of Phenix City, Russell County, Alabama. The individual site characteristics are as follows:

Size:                              7.71 Acres or 335,848 Sq. Ft.

Shape:                             Irregular

Street Frontage:                   Approximately 528 feet of frontage on the
                                   east side of U.S. Highway 280 frontage road, approximately 430 feet on the north side of Twentieth Street, and approximately 470 feet on the west side of Opelika Road.

Average Depth:                     Approximately 674 Ln. Ft.

Topography:                        Relatively level and at grade with the
                                   fronting roadway

Access:                            Good from all fronting streets.

Drainage/Flood
  Hazard: According to the FEMA Flood Insurance Rate Map, Community Panel No. 10184 004B, effective September 16, 1981, the subject property is located in a Zone C flood hazard area. This is an area designated as being one with minimal flooding and flood insurance is typically not required for lending purposes.

Soils: Considered typical and adequate for development as evidenced by the surrounding development.

Utilities:                         All utilities are available in sufficient
                                   quantities development.

Site Improvements:                 Neighborhood shopping center and all
                                   associated site improvements.

Street
  Improvements:                    U.S. Highway 280 is a four-lane roadway
                                   divided by a center grass median with curbs, gutters, and street lights installed.
                                   Twentieth Street is a two-lane residential feeder street. The U.S. Highway 280 service road is a two lane road serving the subject.

Surrounding Uses:                  Retail, commercial, and residential uses.



                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1)   Front View of Subject looking East

2)   Side View of Subject looking Southeast

3)   Side View of Subject looking Northeast

4)   Rear View of Subject looking Northwest

5)   View of U.S. Hwy 280 looking South (Subject on Left)



                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1)   Front View of Subject looking East

2)   Side View of Subject looking Sourest

3)   Side View of Subject looking Northeast

4)   Rear View of Subject looking Northwest

5)   View of U.S. Hwy 280 looking South (Subject on Left)



                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1)   Front View of Subject looking East

2)   Side View of Subject looking Sourest

3)   Side View of Subject looking

4)   Rear View of Subject looking Northwest

5)   View of U.S. Hwy 280 looking South (Subject on Left)



                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1)   Front View of Subject looking East

2)   Side View of Subject looking Sourest

3)   Side View of Subject looking Northeast

4)   Rear View of Subject looking Northwest.

5)   View of U.S. Hwy 280 looking South (Subject on Left)



                                                  H.J. Porter & Associates, Inc.
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                                                                              74

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1)   Front View of Subject looking East

2)   Side View of Subject looking Southeast

3)   Side View of Subject looking Northeast

4)   Rear View of Subject looking Northwest

5)   View of U.S. Hwy 280 looking South (Subject on Left)



                                                  H.J. Porter & Associates, Inc.

DESCRIPTION OF SUBJECT IMPROVEMENTS

The subject is a neighborhood shopping center anchored by Winn-Dixie, contains a total gross leasable area of 72,312 square feet. In addition to the Winn-Dixie anchor (45,500 Sq. Ft.), the center is occupied by Revco Drugs (9,000 Sq. Ft.) and 13 local shop spaces totalling 17,812 square feet. The shopping center has been well maintained and appears to be functionally designed for its intended purpose. No significant degree of deferred maintenance was observed upon physically inspecting the improvements.

It is beyond the scope to narratively discuss all of the pertinent construction derails that comprise the subject improvements. The basic construction details that follow were obtained from the physical inspection of the property by the Associate Appraiser on August 5, 1997. The subject's basic construction derails are as follows:


Property Type:                     Neighborhood shopping center

Total NLA:                         72,312

Year Built:                        1988

Effective Age:                     5 years

Roof: Built up tar and gravel over rigid insulation on metal decking. Steel truss support system

Walls: Concrete block and brick veneer over concrete block on the from. Painted concrete block at rear and sides. Partition walls between tenant spaces are metal studs covered with sheetrock.

Doors: Anodized aluminum store front doors. Interior (rest room) doors hollow core wood.

Windows: Anodized broke aluminum store fronts with single glazing.

Floors: Reinforced 4" connie slab with resilient tile cove.

Insulation:                        Rigid insulation in built-up roof system.

Ceilings:                          Suspended lay-in acoustic tile with recessed
                                   fluorescent light fixtures.

HVAC: Individual roof mourned electric central heating and cooling for each unit.



                                                  H.J. Porter & Associates, Inc.

Plumbing:                          One and two-two fixture restrooms in each
                                   shop space.

Miscellaneous:                     Approximately 210,175 sq. ft. of asphalt
                                   paving, 1,670 ln. R. of concrete curbing, 18,775 sq. ft. of concrete paving, 10 metal light poles and fixtures, and landscaping.
                                   There are 282 parking spaces on the site equating to a parking ratio of 4.0 spaces for each 1,000 sq. ft. of floor area.




                                                  H.J. Porter & Associates, Inc.

HIGHEST AND BEST USE

Highest and best Use is defined in the Dictionary of Real Estate Appraisal, 3rd edition, page 171, as:

          "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability."

Based on this definition, consideration must be given to both the subject land site as if vacant, and the total property as improved.

Highest & Best Use - As If Vacant

PHYSICALLY POSSIBLE - The 7.71 acre size of the subject would support a wide range of uses including residential, commercial, and some light industrial uses. All the necessary utilities and other public services are available in sufficient quantities to support development. Further, there are no other physical site characteristics that would negatively impact the development potential of the site.

LEGALLY PERMISSIBLE - The subject site is zoned C-4, Highway Commercial District, by the City of Phenix City. The current zoning allows for office or retail use as well as certain governmental and non-profit related uses such as schools and churches.

FINANCIALLY FEASIBLE - An inspection of the area surrounding the subject, including the central business district of Phenix City, suggests that there is no effective demand for office use. Almost all of the office development in Phenix City is concentrated in the downtown area in older storefront buildings or converted residences. The pattern of commercial development in the area, and that which is also considered the most financially feasible, is for retail or commercial service uses along U.S. Highway 280 to serve Phenix City and outlying areas in Russell and Lee Counties as well as the traveling public. Therefore, it would appear that development of the site with a retail use to take maximum advantage of the traffic generated by U.S. Highway 280 would meet the test of being financially feasible.

MAXIMALLY PRODUCTIVE - In determining the highest and best use of the subject site, "as if vacant and available", the use which is maximally productive generally becomes the deciding factor. Maximally productive uses are limited by the current real estate market, the availability of substitute property for development, and the growth stage of the area. To be maximally productive, that use which provides the most return to the land must be selected.



                                                  H.J. Porter & Associates, Inc.

HIGHEST AND BEST USE - (CONTINUED)                                            19

It has previously been determined that it would be physically possible, legally permissible, and financially feasible to develop the site with a retail use compatible with the current zoning classification and adjacent use. Therefore, as of the effective date of appraisal, retail use is considered to be maximally productive and therefore the highest and best use of the subject site, as if vacant and available.

Highest and Best Use - As Improved

The same criteria utilized to determine the highest and best use of the subject site, as if vacant and available for development, is utilized to determine the highest and best use of the property, as improved.

As stated throughout this report, as of the date of appraisal, the subject site is currently improved with a neighborhood shopping center containing a total of 72,312 sq. ft of gross leasable area and associated site improvements. The shopping center is considered to be in good condition and functionally designed for their intended use.

PHYSICALLY POSSIBLE AND LEGALLY PERMISSIBLE - The subject improvements are situated on a site containing 7.71 acres or 335,848 sq. ft. of land. The improvements generate a land-to-building ratio of 4.64:1 based on the total gross leaseable area. The land-to-building ratio allows for an ample amount of on-site parking. Additionally, a retail use, such as the existing improvements is allowable without exception under the sites current C-4 zoning classification.

FINANCIALLY FEASIBLE AND MAXIMALLY PRODUCTIVE - Subsequent sections of this report indicate a site value of $1,343,000 as if vacant and developable to its highest and best use. The three approaches to value produced indications of value from $5,100,000 to $5,510,000. Hence, the existing improvements appear to contribute significantly to overall property value. Therefore, the focus of this analysis will be on the property "as improved". No other use or development option, as of the effective date of value, would appear to generate a higher return to the land.


                                                  H.J. Porter & Associates, Inc.

THE APPRAISAL PROCESS

The appraisal process is a procedure for estimating the market value of real property. This process involves gathering all pertinent information available from the market which may influence the value of the subject property. This data is then utilized in forming an estimate of value based upon the three generally accepted approaches to value. These three approaches are the Cost Approach, the Income Approach, and the Direct Sales Comparison Approach.

Cost Approach

The Cost Approach is defined as that approach in appraisal analysis which is based upon the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is assumed that the potential purchaser considers producing a substitute property with the same utility as the property being appraised. This analysis involves the cost to buyer of producing an exact replica of the subject property, in the same location and condition as the subject property, as of the effective date of the appraisal.

The application of the Cost Approach involves the following steps:

1. Estimating value of the site as if vacant and available to be put to its highest and best use.

2.   Estimating the reproduction cost new of the improvements.

3.   Estimating all elements of accrued depreciation.

4. Subtracting the total accrued depreciation from the reproduction cost new of the improvements (resulting in an estimate of the present worth of the improvements).

5. Adding the present worth of all the improvements (including site improvements) to the estimated site value.

6.   Rounding the figure to an appropriate indication of value.

The major limitations of the Cost Approach is its reliance upon an estimation of accrued depreciation. Generally, the older the property and the higher the estimate of accrued depreciation, the less reliable becomes the value indication from this approach. This is particularly critical in the valuation of older properties that normally incur greater amounts of depreciation. The Cost Approach is particularly appropriate when the property being appraised involves relatively new improvements which represent the highest and best use of the site or when the improvements are relatively unique or specialized and there is limited or a total lack of comparable properties which have sold recently.



                                                  H.J. Porter & Associates, Inc.

THE APPRAISAL PROCESS - (CONTINUED)                                           21

Income Analysis

The Income Analysis is defined as that procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present-worth figure through the capitalization process.

This analysis requires an estimate of market rent based upon comparable rent of leased properties. This rental estimate is a gross amount and all expenses to real estate are deducted. These expenses include vacancy and rent loss which, when subtracted from the gross income, produces the effective gross income. Other expenses include real estate taxes, management cost, insurance cost, and maintenance expense. If applicable, a reduction would also be made for services and utilities. All expense estimates are obtained from the market by comparison to similar structures.

After all expenses have been subtracted from the gross income, the resulting figure is the net operating income, which will be capitalized into value. The capitalization rate is derived from actual sales that have occurred in the market place. The sales are analyzed in order to estimate the net operating income of the property. After the net operating income is estimated, it is divided by the sales price to provide an indication of the overall capitalization rate. Capitalization rates can also be built up from the market factors considered most applicable to income-producing properties. After the net operating income and the capitalization rate are estimated, the net income is then capitalized into a value indication by the applicable capitalization technique.

Direct Sales Comparison Approach

The Direct Sales Comparison Approach is defined as that approach in an appraisal analysis which is based upon the proposition that an informed purchaser would pay no more for the property than the cost to him of acquiring an existing property with the same utility. Presumably, the potential purchaser considers the alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives.

The application of the Direct Sales Comparison Approach involves selecting a number of competitive properties which have recently sold on the market. The information derived from this section is analyzed through an adjustment process which develops indications of what the competitive properties would have sold for if they possessed all the important characteristics of the subject property. These indications fall into a pattern surrounding one figure which, when appropriately rounded, is an indication of the market value of the subject property as of the date of the appraisal.



                                                  H.J. Porter & Associates, Inc.

THE APPRAISAL PROCESS - (CONTINUED)                                           22

The reliability of this approach is dependent upon the availability and verification of the comparable sales data. The degree of comparability between the competitive properties and the subject, and the absence of non-typical conditions affecting the sales price of those properties are also important items that are considered. Therefore, this approach is particularly applicable when an active market provides sufficient quantities of reliable data which can be verified from authoritative sources.

Reconciliation Analysis

The reconciliation analysis is an evaluation process where the appraiser carefully evaluates value indications from each of the three approaches. The reliability of each approach to the present appraisal problem is examined and weight is given to the accuracy, reliability, quantity of data available for use in each approach, and the approach in which the market participant typically has the greatest confidence.



                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON

The subject site is valued by direct comparison with recent sales of other commercial sites. Two of the sales are located in the mostly undeveloped U.S. Highway 431 corridor with the third sale located on U.S. Highway 280. An extensive search of the public records and conversations with local real estate brokers and appraisers did not uncover any other significant sales in the previous seven years. Each of the sales analyzed on the basis of their location and utility relative to the subject. Sales considered include:

SALE #1

Address/Location:                     U.S. Highway 431 South @ U.S. Highway 280
                                      Pheinx City, Alabama
Grantor:                              Steve Argo
Grantee:                              Atlantic Holding Corporation (Victory
                                      Development)
Sale Date:                            5/29/97
Sale Price:                           $1,074,000
Cash Equiv Price:                     $1,074,000
Terms:                                Cash to seller
Recorded:                             Deed Book 847, Page 175 Russell County
Verified With:                        Kent Cost, Principal, Victory Development
Verified By:                          Glen Heinzelman, H. J. Porter & Associates
Date Verified:                        08\15\1997
Rights Conveyed:                      Fee simple title
Land Size:                            Acres:   8.3      Square Feet: 361,548
Zoning:                               C-4, Highway Commercial District
Highest & Best Use:                   Commercial
Use At Sale:                          Vacant
Topo/Drainage:                        Level/Typical of the area
Access/Visibility:                    Good/Good
Utilities:                            All available
Remarks:                              This property is located on the north side
                                      of U.S. Highway 431 just west of U.S.
                                      Highway 280. The site is to be developed
                                      with a Winn-Dixie Marketplace containing
                                      40,000 sq. ft. and 7,000 sq. ft. of local
                                      shop space.
Indicators of                         PRICE PER SQ. FT.:$3.00
Value:



                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    24

SALE #2


Address/Location:                     U.S. Highway 280 South @ Boone Street
                                      Phenix City, Alabama
Grantor:                              Gerald H. Prior
Grantee:                              Hilyler & Jefferson
                                      Development Corp.
Sale Date:                            09\07\1996
Sale Price:                           $148,000
Cash Equiv Price:                     $148,000
Terms:                                Cash to seller
Recorded:                             Deed Book 830 Page 72 Russell County
Verified With:                        Howard Jefferson, Grantee
Verified By:                          Glen Heinzelman
Date Verified:                        08\19\1997
Rights Conveyed:                      Fee simple title
Land Size:                            Acres: 0.69Square Feet:
                                      30,100
Zoning:                               C-4, Highway Commercial
Highest & Best Use:                   Commercial
Use At Sale:                          Vacant
Topo/Drainage:                        Slightly above street grade; typical
                                      of the area
Access/Visibility:                    Good; Good
Utilities:                            All except sewer
Remarks:                              This property is located to the south of
                                      the WalMart Store and has been developed
                                      with a free-standing Video Warehouse
                                      store.
Indicators of Value:                  PRICE PER SQ. FT.:    $4.92



                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    25

SALE #3


Address/Location:                     U.S. Highway 431 west
                                      of U.S. Highway 280
                                      Phenix City, Alabama
Grantor:                              Crowder Development
Grantee:                              Greggs, Inc.
Sale Date:                            06\18\1996
Sale Price:                           $200,000
Cash Equiv Price:                     $200,000
Terms:                                Cash to seller.
Recorded:                             Deed Book 828 Page 288
                                      Russell County
Verified With:                        Bill Bowden, Bowden Realty
Verified By:                          Glen E. Heinzelman,
                                      H.J. Porter &
                                      Associates
Date Verified:                        08\19\1997
Rights Conveyed:                      Fee simple rifle
Land Size:                            Acres: 1.3    Square Feet:   56,628
Zoning:                               C-4, Highway Commercial
Highest & Best Use:                   Commercial
Use At Sale:                          Vacant
Topo/Drainage:                        Level; Adequate
Access/Visibility:                    Good; good
Utilities:                            All available
Remarks:                              This property will be adjacent to a
                                      Winn-Dixie Marketplace to be developed in
                                      late 1997. It was purchased for the
                                      development of a convenience store.
Indicators of Value:                  PRICE PER SQ. FT.:$3.53



                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                                 Land Sales Map

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    26

Land Sales 1 through 3 detailed above are compared to the subject's shopping center site and adjusted to the subject for notable differences. These adjustments are made in the adjustment grid below.

===========================================================================================
                                     LAND SATES COMPARISON GRID
===========================================================================================
Comp. Number                Subject                 #1               #2                 #3
-------------------------------------------------------------------------------------------
Grantor                                           Argo          Hilyler            Crowder

Grantee                                    Atl.Holding            Prior             Greggs

Location                                    U.S. 431 S         U.S. 431            U.S 431

City                                          Phx City         Phx City           Phx City

Sale Price                                  $1,074,000         $148,000           $200,000

Date of Sale                 8/5/97            5/29/97           9/1/96             6/1/96

Size (Sq. Ft.)              335,848            361,548           30,100             56,628

Price/Unit                                       $3.00            $4.92              $3.53
===========================================================================================
ADJUSTMENTS                                         #1               #2                 #3
===========================================================================================
Conditions of Sale                              Normal           Normal             Normal

Market Conditions                                $0.00            $0.00              $0.00

Preliminary Adj.Unit Price                       $3.00            $4.92              $3.53
===========================================================================================
PHYSICAL DIFFERENCES                                #1               #2                 #3
===========================================================================================
Location                                         20.0%            10.0%              20.0%

Size                                              0.0%           -20.0%             -15.0%
                                                  ---             ----               ----
Subtotal-Physical                                20.0%           -10.0%               5.0%
===========================================================================================
Final Adj. Unit Price                            $3.60            $4.43              $3.71
===========================================================================================


The comparable sales listed above were adjusted to the subject for:

Conditions of Sale:                   All sales were normal arm's length
                                      transactions that required no adjustments.

Time: Conversations with local real estate professionals and the county tax appraiser indicate that land values in Pheinx City have remained stable over the past five years. Therefore, no adjustment for market conditions or time was considered appropriate.


                                                  H.J. Porter & Associates, Inc.

LAND VALUE- DIRECT COMPARISON (CONTINUED)                                     27

Location:                             Comparable Land Sales No. 1 and 3 are
                                      located on U.S. Highway 431 South which is less developed than the U.S. Highway 280 corridor. These locations are considered to be significantly inferior relative to the subject. Upward adjustments of 20% were applied to these comparables for location. Comparable Land Sale No. 2 is located on U.S. Highway 280 South approximately 4 miles south of the subject. The subject's location on U.S.
                                      Highway 280 North on the "going home" side of the highway to the population growth areas of Lee County is considered to be superior relative to the locations to the south. An upward adjustment of 10% was applied to Comparable Land Sale No. 2 for location.

Size: All sales were adjusted to a 90% curve using the Dilmore Size adjustment table. This table is based on the fact that a property's price per unit is generally inversely related to its size.

The comparable sales after adjustment, indicate a range of value from $3.60 to $4.43 per square foot. Each of the adjusted sales were given relatively equal consideration in the value estimate of the subject site, as if vacant.

Based on these adjusted sales, the subject site, "As if Vacant", is valued as:

================================================================================
                        Estimated Land Value - As if Vacant
================================================================================
335,848  Sq. Ft. @                 $4.00 per Acre            =        $1,343,390

                                                          ROUNDED:    $1,340,000
================================================================================



                                                  H.J. Porter & Associates, Inc.

COST APPROACH TO VALUE

The cost factors used are from the Marshall Valuation Service, a national cost service indexed to the Phenix City market and found to be reliable and consistent with costs incurred by builders within the area. The cost factors from this cost service are inclusive of architect/engineering fees, construction period interest, contractors overhead and profit, and normal site prep costs. Excluded are site improvements such as paving, landscaping, etc., land costs, and indirect costs such as developers profit and permanent loan fees.

Calculations of total building reproduction costs are:

================================================================================
                          ESTIMATED REPRODUCTION COSTS
================================================================================
Estimated Reproduction Cost New - Markets

Average Class "C" - Sec. 13, Pg 19

Base Cost                                  $45.19

Current Cost Multiplier    x                1.050

Local Cost Multiplier      x                0.850

Perimeter Multiplier       x                1.000
                                            -----
                    54,500 Sq. Ft. @       $40.33   per Sq. Ft.  =    $2,197,985

Estimated Reproduction Cost New - Neighborhood Shopping Center

Good Class "C" - See 13, Pg 27

Base Coast                                 $46.08

Current Cost Multiplier    x                1.050

Local Cost Multiplier      x                0.900

Perimeter Multiplier       x                0.915
                                            -----
                    17,852 Sq. Ft. @       $39.84   per Sq. Ft. =       $711,224
                                                                      ----------
Total Estimated Reproduction Cost                                     $2,909,209
================================================================================

INDIRECT COST

Indirect costs including developer's fee/entrepreneurial profit and permanent loan fees are added to the subject's direct cost to estimate the total value of the subject property via the Cost Approach. Developer's fee/Entrepreneurial profit is added at 20% based upon sales of new


                                                  H.J. Porter & Associates, Inc.

INDIRECT COST (CONTINUED)                                                     29

shopping centers, discussions with Developers and Brokers, and with consideration given to the cross collateralization of the portfolio of retail properties of which the subject is a part. Permanent loan fees are added at the amount typically charged by lenders - 2 % of the loan amount (1% construction - 1% permanent).

DEPRECIATION AND OBSOLESCENCE

Incurable physical deterioration identifies items of deterioration that cannot be practically or economically corrected at present. For the purposes of this analysis, incurable physical deterioration has not been classified as being either long or short lived. A long-lived item is a building component that is expected to have a remaining economic life that is the same as the remaining economic life of the structure. A short-lived item is a building component that is expected to have a remaining economic life that is shorter than the remaining life of the structure. In this instance separating the items of incurable physical deterioration into long and short lived items would serve little or no useful appraisal purpose because of the overall age of the improvements.

In the case of the subject improvements, incurable physical deterioration has been estimated using the age/life concept in that we estimate the improvements to have an effective age of approximately 5 years, from a total estimated economic life of approximately 40 years. Therefore, it is estimated that the improvements suffer from incurable physical deterioration, both long and short-lived, of approximately 12.5 percent (5 years/40 years = 12.5 percent) of the estimated Reproduction Cost New.

Functional obsolescence is a loss in value resulting from defects in design. The defect may be curable or incurable. Curable functional obsolescence is measured by the cost to cure the condition. Incurable functional obsolescence may be caused by a deficiency or a superadequacy. A deficiency may be a component or system that should be in the property but is not, or it may be a substandard or defective component or system in the property that does not work properly. A superadequacy is a component or system in the property that exceeds market requirements and does not contribute to value an amount equal to its cost. Upon inspection of the subject, no degree of functional obsolescence, either curable or incurable, was noted.

External obsolescence is the diminished utility of a structure or project due to negative influences from outside the site and can be caused by a variety of factors, i.e., neighborhood declined, the property's location in a community, state, or region; or market conditions. No degree of external obsolescence is believed to be present in the subject improvements as of the effective date of appraisal.

                                                  H.J. Porter & Associates, Inc.

COST APPROACH TO VALUE - (CONTINUED)                                          30

CONCLUSION TO COST APPROACH


The calculation of value by the Cost Approach is presented in tabular form below.

=====================================================================================================
                                      VALUATION - COST APPROACH
=====================================================================================================
DIRECT COST

Market Price                       54,500    Sq. Ft. x      $40.33    per Sq. Ft.    =    $2,197,985

Local Space                        17,852    Sq. Ft. x      $39.84    per Sq. Ft.    =      $711,200
                                                                                          ----------
Total Reproduction Cost of Structures                                                     $2,909,185

LESS DEPRECIATION:                                          Curable     Incurable
                                                            -------     ---------
     Physical                                                   $0      $363,648

     Functional                                                 $0            $0

     External                                                   $0            $0

     Total                                                      $0            $0            $363,648
                                                            ------      --------          ----------
Depreciated Cost of Shopping Center                                                       $2,545,537

Add: Site Improvements              Area     Cost/Sq. Ft.    % Dep.     Cost New
                                    ----     ------------    -----      --------
     Asphalt Paving               210,175        $1.50       10.0%      $283,736

     Concrete Paving               18,775        $1.75       10.0%       $29,571

     Concrete Curbs                 1,670        $7.50       10.0%       $11,273

     Light Poles                       10       $2,500       10.0%       $22,500

     Landscaping                                                          $2,500
                                                                         -------

Total Site Improvements                                                                     $349,580
                                                                                          ----------

Total Depreciated Cost                                                                    $2,895,117

INDIRECT COST

     Developer's Fee                20.0%  of Total Cost/Land           $847,623

     Permanent Loan Fees @           2.0%  of Loan Amount

          (Loan basis =             80.0%  of Land/Bldg Cost)            $67,810
                                                                         -------

TOTAL INDIRECT COST                                                                         $915,433
                                                                                          ----------
TOTAL REPRODUCTION                                                                        $3,810,550

LAND VALUE (from previous section)                                                        $1,343,000
                                                                                          ----------

PRELIMINARY VALUE BY COST -                                                               $5,153,550

                                                                      (Rounded)           $5,150,000
=====================================================================================================

                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE

As a primary approach to value for the subject, the subject's net operating income is capitalized into a value estimate by use of an overall capitalization rate. In arriving at a net operating income, consideration is given to rentals and expenses which are incurred in the operation of the property.

CONTRACT INCOME

The subject property is currently occupied by Winn-Dixie (45,500 Sq. Ft.), Revco Drugs (9,000 Sq. Ft.), and all but 1,756 sq. ft. of the 17,812 sq. ft. of local shop space. The vacancy amounts to an overall occupancy rate of 97.6% and a local shop vacancy of 7.3%. The following chart contains a summary of the contract rents generated by the subject property as of the date of appraisal. Summaries of each lease are included as exhibits in the Addendum of this report.

================================================================================
                            SUMMARY OF CONTRACT RENT
================================================================================
Tenant                         Sq. Ft.           Rent/Sq. Ft.        Annual Rent
--------------------------------------------------------------------------------
Winn-Dixie                      45,500              $6.77              $308,035

Revco Drugs                      9,000              $6.75               $60,750

H & R Block                      1,300              $9.96               $12,948

First Family Financial           1,300              $9.62               $12,506

Hair Designs                     1,300             $10.11               $13,143

Vacant                               0                 NA                    NA

Movie Gallery                    4,681             $12.00               $56,172

Little Caesars Pizza             1,300              $9.66               $12,558

Subway                           1,300             $10.00               $13,000

Hollis Eye Institute             1,300              $9.14               $11,882

One Price Clothing               3,575             $10.00               $35,750
                                ------                                 --------

Total                           70,556                                 $535,744
================================================================================

The two anchors, Winn-Dixie and Revco Drug, lease space in the subject for $6.77 and $6.75 per sq. ft. respectively. To determine whether the anchor leases are representative of market rents for similar food and drug store anchors, the contract rents were compared to other food and drug

                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        32
store leases in the States of Alabama, Georgia, and Tennessee. A summary of those leases appears in the following chart.

=======================================================================================================================
                                              SUMMARY OF RENT COMPARABLES - SUPERMARKETS
=======================================================================================================================
Tenant            Location                      Year Leased               Size (Sq. Ft.)                  Rent/Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------
Winn-Dixie        Alabaster, AL                        1993                       44,000                         $6.50

Winn-Dixie        Panama City, FL                      1993                       44,000                         $7.15

Winn-Dixie        Moody, AL                            1993                       44,000                         $7.00

Winn-Dixie        Chalkville, AL                       1994                       51,250                         $6.50

Winn-Dixie        Alexcander City, AL                  1994                       44,000                         $6.75

Winn-Dixie        Chattanooga, TN                      1994                       44,000                         $7.05

Winn-Dixie        Anniston, AL                         1995                       44,000                         $7.70

Winn-Dixie        Birmingham, AL                       1995                       44,000                         $6.95

Winn-Dixie        Mobile, AL                           1996                       51,282                         $8.00

Winn-Dixie        Dalton, GA                           1996                       44,000                         $9.26

Winn-Dixie        Trussville, AL                       1996                       44,000                         $8.15

Winn-Dixie        Mobile, AL                           1997                       44,000                         $9.00

Winn-Dixie        Mobile, AL                           1997                       44,000                         $8.85

Winn-Dixie        Fairhope, AL                         1997                       44,000                         $9.25
=======================================================================================================================
Winn-Dixie        Phenix City, AL                      1987                       51,282                         $6.77
=======================================================================================================================


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE- (CONTINUED)                                         33

=============================================================================================================
                                SUMMARY OF RENT COMPARABLES - DRUG STORE RENTS
=============================================================================================================
Tenant                 Location                    Year Leased             Size (sq. Ft.)       Rent/sq. Ft.
-------------------------------------------------------------------------------------------------------------
Drugs For Less         Birmingham,  AL                    1993                     18,000              $7.50

Harco Drugs            Birmingham, AL                     1993                     12,876              $5.95

Harco Drugs            Pell City, AL                      1993                      9,100              $7.50

Harco Drugs            Albaster, AL                       1993                      9,100              $8.50

Big B Drugs            Chattanooga, TN                    1994                      8,470              $7.00

Harco Drugs            Tuscaloosa, AL                     1994                     10,160              $7.90

Big B Drugs            Phenix City, AL                    1995                     15,500              $4.75

Revco Drugs            Anniston,  AL                      1995                      9,240              $7.75

Drugs For Less         Birmingham,  AL                    1995                     18,000              $7.00

Revco Drugs            Dalton, GA                         1996                      8,450              $9.75

Harco Drugs            Mobile, AL                         1997                     10,125              $8.25

Harco Drugs            Opp, AL                            1997                     10,125              $8.25

Big B Drugs            Phenix City, AL                    1998                     10,950              $8.00
=============================================================================================================
Revco Drug             Phenix City, AL                    1998                      9,000              $6.75
=============================================================================================================


The contract rents for Winn-Dixie and Revco Drugs, like most signature stores, are a function of the development cost and negotiations between the developer and tenant. The Winn-Dixie rent at $6.77 per sq. ft. and Revco Drug rent at $6.75 are within the range of similar food and drug tenant rental rates as illustrated in the previously presented tables. Therefore, they are considered to be commensurate with current market rents.

LOCAL SHOP RENT

To determine whether the current shop space rents are commensurate with local market rents as well as to determine the market rent for the 1,756 sq. ft. currently vacant. A survey of four shopping centers in the Phenix City area were surveyed. The results of that survey are contained on the following pages.

                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

INCOME APPROACH TO VALUE- (CONTINUED)                                         34

LOCAL RENT COMPARABLE NO. 1

PROJECT:                                  Kmart/Food Max Center                               SURVEY DATE: 08\15\1997
LOCATION:                                 U.S. Hwy 280 & Opelika Rd                           PHYSICAL INSPECTION: 08/13/97
SECTOR:                                   Phenix City, AL                                     SURVEYED BY: Glen E. Heinzelman
TYPE CENTER:                              Community Center                                    PHOTO DATE: 08\13\1997
COMPANY:                                  Selig Enterprises
AGENT:                                    Bill Stogner                                        PHONE: (404) 876-5511
BUILDING AREA:                            182,361
LEASABLE AREA:                            182,361                  MAJOR:                     150,000 SF
                                                                   NON-MAJOR:                 32,361 SF
CONDITION:                                Good
#PARKING SPACES:                          Ukn
VISIBILITY:                               Excellent
ACCESSIBILITY:                            Excellent
MAJOR TENANT:                             1.      K-Mart                                      2.         Food Mart

NON-MAJOR TENANT:                         1.      Tri-City Cleaners                           8.         Radio Shack
                                          2.      One-Hour Photo                              9.         Rent-A-Center
                                          3.      Pappa John's Pizza                          10.        Just-A-Buck
                                          4.      Regency Jewelers                            11.        Headstart
                                          5.      China Garden                                12.        Fashion Cents
                                          6.      Avco Financial                              13.        Shoe City
                                          7.      Linda's Health Foods
SF AVAIL:                                 MAJOR                    0 SF                       0.00%
                                          NON-MAJOR:           1,400 SF                       0.08%
LEASE TERMS:                              3 - 5 years
TAX:                                      Pass thru
INSURANCE:                                Pas thru
CAM:                                      Pass thru
TI ALLOWANCEA:                            Negotiable (Vanilla base)
PERCENTAGE RENTS:                         Varies
CPI:                                      Varies
CONCESSIONS:                              None
STEP RENT:                                Ukn
RENT RANGE ASKING:                        Non-Anchor: $12.00
RENT RANGE EXISTING:                      Non-Anchor: $10.50 to $11.50
AVERAGE LEASE TERM                        Non-Anchor: 3 - 5 years                             Anchor: 20 years
OWNERSHIP/NAME:                           Selig Enterprises, Inc.
YEAR CONSTRUCTED:                         1986
YEAR OCCUPIED:                            1986
OUTPARCELS                                1.      Wendy's
                                          2.      Taco Bell


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

INCOME APPROACH TO VALUE- CONTINUED                                           35

Local Rent Comparable No.2

PROJECT:                                  Stadium Plaza SC                                    SURVEY DATE: 08\15\1997
LOCATION:                                 U.S. 80 & Summerhill Rd.                            PHYSICAL INSPECTION: 08/13/97
SECTOR:                                   Phenix City, AL                                     SURVEYED BY: Glen E. Heinzelman
TYPE CENTER:                              Neighborhood Center                                 PHOTO DATE: 08\13\1997
COMPANY:                                  IRT Properties
AGENT:                                    Thornton Anderson                                   PHONE: (770) 995-4406
BUILDING AREA:                            73,075
LEASABLE AREA:                            73,075                   MAJOR:                     47,575 SF
                                                                   NON-MAJOR:                 25,500 SF
CONDITION:                                Good
#PARKING SPACES:                          Ukn
VISIBILITY:                               Excellent
ACCESSIBILITY:                            Excellent
MAJOR TENANT:                             1.      Piggy Wiggly                                2.         Revco Drugs

NON-MAJOR TENANT:                         1.      Video Wonderland                            8.         TCBY
                                          2.      Hobo Pizza & Subs                           9.         B.J=s Kut & Kurl
                                          3.      Angel Nails                                 10.        Peachtree Natural Foods
                                          4.      Athletic Dept.                              11.        Tri-City Cleaners
                                          5.      Norwest Finance                             12.        Fletchers
                                          6.      Frames                                      13.        Animal Hospital
                                          7.      Tanning

SF AVAIL:                                 MAJOR                    O SF                       0.00%
                                          NON-MAJOR:               O SF                       0.00%
LEASE TERMS:                              3 - 5 years
TAX:                                      Pass thru
INSURANCE:                                Pass thru
CAM:                                      Pass thru
TI ALLOWANCEA:                            Negotiable (Vanilla base)
PERCENTAGE RENTS:                         Varies
CPI:                                      Varies
CONCESSIONS:                              None
STEP RENT:                                Ukn
RENT RANGE ASKING:                        Non-Anchor: NA
RENT RANGE EXISTING:                      Non-Anchor: $8.00
AVERAGE LEASE TERM                        Non-Anchor: 3 - 5 years                             Anchor: 20 years
OWNERSHIP/NAME:                           IRT Properties, Inc.
YEAR CONSTRUCTED:                         Late 1970's
YEAR OCCUPIED:                            Late 1970's                                         2. Phenix-Girard Bank
OUTPARCELS                                1.      McDonalds's
                                          2.      Waffle House


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

INCOME APPROACH TO VALUE- (CONTINUED)                                         36

Local rent Comparable No.3

PROJECT:                                  Phenix Square                                       SURVEY DATE: 08\15\1997
LOCATION:                                 U.S. Hwy 280                                        PHYSICAL INSPECTION: 08/13/97
SECTOR:                                   Phenix City, AL                                     SURVEYED BY: Glen E. Heinzelman
TYPE CENTER:                              Neighborhood Center                                 PHOTO DATE: 08\13\1997
COMPANY:                                  Maxwell Properties
AGENT:                                    Courtney Bell                                       PHONE: (800) 883-8846
BUILDING AREA:                            50,500
LEASABLE AREA:                            73,075                    MAJOR:                    35,000 SF
                                                                    NON-MAJOR:                15,000 SF
CONDITION:                                Average
#PARKING SPACES:                          Ukn
VISIBILITY:                               Average
ACCESSIBILITY:                            Fair
MAJOR TENANT:                             1.      Revco                                       2.         Big Lots

NON-MAJOR TENANT:                         1.      Tri-City Cleaners                           4.         Family Dollar
                                          2.      Laundrymat Plus                             5.         Sally Beauty Supply
                                          3.      New Life Bookstore                          6.         Renter's Choice
SF AVAIL:                                 MAJOR                     0 SF                      0.00%
                                          NON-MAJOR:                0 SF                      0.00%
LEASE TERMS:                              3 - 5 years
TAX:                                      Pass thru to local only
INSURANCE:                                Pass thru to local only
CAM:                                      Pass thru to local only
TI ALLOWANCEA:                            None
PERCENTAGE RENTS:                         Varies for anchors
CPI:                                      None
CONCESSIONS:                              None
STEP RENT:                                None
RENT RANGE ASKING:                        Non-Anchor: NA
RENT RANGE EXISTING:                      Non-Anchor: $6.25 Average
AVERAGE LEASE TERM                        Non-Anchor: 3 years                                 Anchor: 15 years
OWNERSHIP/NAME:                           Maxwell Properties, Inc.
YEAR CONSTRUCTED:                         1975
YEAR OCCUPIED:                            1975
OUTPARCELS                                None


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

INCOME APPROACH TO VALUE- (CONTINUED)                                         37

Local Rent Comparable No. 4

PROJECT:                                  Village Green                                       SURVEY DATE: 08\15\1997
LOCATION:                                 U.S. Hwy 280                                        PHYSICAL INSPECTION: 08/13/97
SECTOR:                                   Phenix City, AL                                     SURVEYED BY: Glen E. Heinzelman
TYPE CENTER:                              Neighborhood Center                                 PHOTO DATE: 08\13\1997
COMPANY:                                  Talbot realty
AGENT:                                    Jim Talbot                                          PHONE: (334) 297-5706
BUILDING AREA:
LEASABLE AREA:                            70,000                    MAJOR:                    16,000 SF
                                                                    NON-MAJOR:                54,000 SF
CONDITION:                                Fair
#PARKING SPACES:                          Ukn
VISIBILITY:                               Average
ACCESSIBILITY:                            Average
MAJOR TENANT:                             1.      Bargain Town

NON-MAJOR TENANT:                         1.      Shoe City                                   9.         Gene's Gym
                                          2.      Alfa Insurance                              10.        Heaven Sent Gift
                                          3.      The Crate                                   11.        Wynn's Barber Shop
                                          4.      China Eagle                                 12.        Arkay Rent to Own
                                          5.      Merle Norman                                13.        T.G. Discount Fashions
                                          6.      Kim's Beauty Supply                         14.        Tombos Seafood
                                          7.      Angels Nail Salon                           15.        Alabama Employment Center
                                          8.      BMC Audio                                   16.        Shirt Shack

SF AVAIL:                                 MAJOR                     0 SF                      0.00%
                                          NON-MAJOR:                3,5000 SF                 5.0%
LEASE TERMS:                              3 years
TAX:                                      Owner
INSURANCE:                                Owner
CAM:                                      Owner
TI ALLOWANCEA:                            None
PERCENTAGE RENTS:                         None
CPI:                                      None
CONCESSIONS:                              None
STEP RENT:                                None
RENT RANGE ASKING:                        Non-Anchor: NA
RENT RANGE EXISTING:                      Non-Anchor: $6.50
AVERAGE LEASE TERM                        Non-Anchor: $6.50 Average                           Anchor: 10 years
OWNERSHIP/NAME:                           Selig Enterprises, Inc.
YEAR CONSTRUCTED:                         1960's
YEAR OCCUPIED:                            1960's
OUTPARCELS                                1.    Pizza Hut                                     2.   Unneda Pawn
                                          3.    Hartz Chicken                                 4.   Region's Bank ATM


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]


                               Comparable Rentals

INCOME APPROACH TO VALUE- (CONTINUED)                                         38

The local shop space rein comparables presented previously are adjusted to the local shop space contained in the subject based on their individual characteristics. The characteristics adjusted in the four properties are location, age/condition, and anchor draw. The market rein comparison grid is presented below.

===========================================================================================================
                                       COMPARISON OF LOCAL SHOP RENT
===========================================================================================================
Local Rein No.                          #1                     #2             #3                        #4
-----------------------------------------------------------------------------------------------------------
Center Name                         K-Mart          Stadium Plaza     Phenix Sq.               Village Gr.

Local Shop Space                    32,361                 25,500         15,500                    54,000

Local Space Available                1,400                      0              0                     3,500

Overall Vacancy                     0.80 %                 0.00 %         0.00 %                    5.00 %

Average Shop Rent/Sq. Ft.           $12.00                  $8.00          $6.25                     $6.50
===========================================================================================================
ADJUSTMENTS                             #1                     #2             #3                        #4
-----------------------------------------------------------------------------------------------------------
Location                             $0.00                  $1.00          $1.00                     $1.00

Age/Condition                        $0.00                  $1.00          $1.00                     $1.00

Anchor Draw                        ($1.50)                  $0.50          $2.00                     $2.00
                                   ------                   -----          -----                     -----

Total Adjustment                  ($1. 50)                  $2.50          $4.00                     $4.00
===========================================================================================================
Adjusted Rent/Sq. Ft.               $10.50                 $10.50         $10.25                    $10.50
===========================================================================================================

Location:                     Local Rent Comparable No. 1 is located across U.S.
                              Highway 280 from the subject. No adjustment for location was considered appropriate. Local Rent
                              Comparable No. 2 is located at the Summerhill Road exist of the U.S. 80 Bypass approximately 3 miles east of the subject. Inasmuch as the traffic count along this roadway is significantly lower than the subject, its location is considered to be inferior. An upward adjustment of $1.00 per sq.
                              ft. was applied to this comparable for location.
                              Local Rent Comparables No. 3 and 4 are located on the east and west side of U.S. Highway 280 respectively approximately two miles south of the subject. Both of these properties are set back from the roadway and accessible only at intersections controlled by traffic signals. Both locations are considered to be inferior relative to the subject. Upward adjustments of $1.00 per sq. ft. were applied to these comparables for location.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE- (CONTINUED)                                         39

Age/Condition:                Local Rent Comparable No. 1 is considered to be
                              similar in overall age/condition as the subject.
                              No adjustment age/condition was considered appropriate. Local Rent Comparables No. 2, 3, and
                              4 were all considered to be inferior to the subject in terms of their overall age/condition.
                              Upward adjustments of $1.00 per sq. ft. were applied to these comparables.

Anchor Draw:                  Local Rent Comparable No. 1 is anchored by Kmart
                              and Foodworld. Both these anchors draw a significant amount of retail traffic superior to what the subject's anchors draw. A downward adjustment of $1.50 per sq. ft. was applied to this comparable for anchor drawing power. Local
                              Rent Comparable No. 2 is anchored by Piggly Wiggly an older supermarket chain. According to knowledgeable sources, Piggly Wiggly, usually occupied second generation grocery store space and tends to draw less retail traffic than Winn-Dixie or Foodworld. An upward adjustment of $0.50 per sq. ft. was applied to this comparable for inferior anchor draw. Local Rent Comparables No. 3 and 4 are anchored by Bargain Town and Big Lots respectively. These anchors draw significantly less retail traffic than grocery store chins or mass market retailers. Upward adjustments of $1.00 per sq. ft. were applied to these comparables for inferior anchor drawing power.

The previously discussed local rent comparables produced a range of probable market rents for the vacant 1,756 sq. ft. of local space in the subject from $10.25 to $10.50 per sq. ft. Local Rent Comparables No. 1 and 2 were given the greatest weight because they are considered to be the most similar to the subject and required the least overall adjustment. From this narrow range the most probable market rent for the subject's vacant local space is determined to be $10.50 per sq. ft. Similar to the other local tenants in addition to the base market rent, the tenant will be responsible for its pro-rata share of property taxes, insurance, and common area maintenance charges.

EXPENSE CONTRIBUTIONS

Each tenant is contractually obligated to contribute to the expenses incurred in the operation of the shopping center. Their contributions amount to their pro-rata share of the taxes, property insurance, and common area maintenance expenses. These expenses have been estimated later in this report and summarized in the chart on the following page.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        40

================================================================================
                        Estimate of Expense Contributions
================================================================================
Taxes                                                                    $51,329

Insurance                                                                 $7,231

Common Area Maintenance                                                  $32,540
                                                                         -------

Total Reimbursable                                                       $91,101

Total Sq. Ft.                                                            $72,312
                                                                         -------

Reimbursement/Sq. Ft.                                                      $1.26
================================================================================

VACANCY AND COLLECTION LOSS

The subject is 97.6% leased as of the effective date of appraisal. As of the date of appraisal one local shop space containing 1,756 sq. ft. is currently vacant resulting in a local vacancy of 9.9% (1,756 sq. ft./17,812 sq. ft.). The subject is considered to operating at a stabilized occupancy based on other comparable properties in the Phenix City area. For the purposes of this analysis, given the credit quality of the existing tenants, a vacancy and collection loss factor of 10% of the total potential gross income for the non-anchor tenants, including expense contributions, has been incorporated into this analysis.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE- (CONTINUED)                                         41

Effective Gross Income

Given the preceding discussion, the Effective Gross Income for the subject is estimated as follows:

===============================================================================================================
                                     ESTIMATE OF EFFICTIVE GROSS INCOME
===============================================================================================================
Potential Gross Income               45,500 Sq. Ft. @       $6.77 per Sq. Ft.=                         $308,035

Winn-Dixie                            9,000 Sq. Ft. @       $6.75 per Sq. Ft.=                          $60,750

Revco Drug                           16,056 Sq. Ft. @      $10.46 per Sq. Ft.=                         $167,959

Local Contrat Rent                    1,756 Sq. Ft. @      $10.50 per Sq. Ft.=                          $18,438
                                                                                                        -------
Market Rent                                                                                            $555,182

Potential Gross Rental Income

Expenses Contributions

Winn-Dixie                           45,500 Sq. Ft. @       $1.26 per Sq. Ft.=             $57,330

Revco Drug                            9,000 Sq. Ft. @       $1.26 per Sq. Ft.=             $11,340

Local Shops                          17,842 Sq. Ft. @       $1.26 per Sq. Ft.=             $22,481
                                                                                           -------
Total Expenses Contributions                                                                            $91,151
                                                                                                        -------

Total Potential Gross Income                                                                           $646,333

Less Vacancy & Collection Loss

                                     10% of Non Anchor Potential Gross Income                           $20,888
                                                                                                        -------

Effective Gross Income                                                                                 $625,445
===============================================================================================================



OPERATING EXPENSES

After estimating Effective Gross Income, all applicable expends are deducted to arrive at Net Operating Income. To estimate the appropriate expense levels, statements from similar shopping centers are analyzed. The expense comparables are presented on the following page.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        42

COMPARABLE #1

Project Name:                 Delchamps Plaza South
Location:                     Skyland Boulevard
                              Tuscaloosa, Alabama
Year Built:                   1986                  GLA: 180,903 SF
Source:                       Yearn end statements
Type Center:                  Neighborhood Shopping Center
Analysis Year:                1996                    Analysis By: LHH

        Item                  Total               $/SF           %PGR
        ----                  -----               ----           ----
Effective Gross Rent:         $751,676            $6.90          %
+ CAM/Reimbursement           $61,400             $0.56          %
+ Misc Income:                $300                $0.00          %
                              ----                -----          --
Effec. Gross Income:          $813,376            $7.47          100.0%
Less Expenses:
  Management:                 $42,686             $0.39          5.2%
  Ad Valorem Tax:             $39,174             $0.36          4.8%
  Insurance:                  $13,588             $0.12          1.7%
  Administration Expense:     $17,144             $0.16          2.1%
  CAM:                        $25,322             $0.23          3.1%
  Utilities:                  $6,564              $0.06          0.8%
  Miscellanous:               $5,071              $0.05          0.6%
                              --------            -----          ----

Total Expenses:               $149,549            $1.37          18.4%
                              --------            -----          ----

Net Operating Income:         $663,827            $6.10          81.6%
                              ========            =====          ====

Comments:   Miscellaneous expense consists of travel and structural repair expenses



                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE- (CONTINUED)                                         43

Comparable #2

Project Name:                         Delchamps Plaza North
Location:                             MacFarland & Watermelon Road
                                      Tuscaloosa, Alabama
Year Built:                           1986     GLA: 59,389 SF
Source:                               Year end statements
Type Center:                          Neighborhood Shopping Center
Analysis Year:                        1995     Analysis By: DPM

     Item                             Total            $/SF              %PGR
     ----                             -----            ----              ----
Effective Gross Rent:                 $459,768         $7.74             100%
Less Vat/Credit Loss                  $603             $0.01             0.1%
                                      ----             -----             ---
Effective Gross Rent                  $459,165         $7.73             99.9%
+ CAM/Reimbursements:                 $42,120          $0.69             8.9%
+ Misc Income:                        $3.439           $0.06             0.7%
                                      ------           -----             ---
Effec. Gross Income:                  $503,724         $8.48             100.0%

Less Expenses:
  Management:                         $30,762          $0.52             6.1%
  Ad Valorem Tax:                     $33,939          $0.57             6.7%
  Insurance:                          $4,915           $0.08             1.0%
  Administration Expense:             $1,391           $0.02             0.3%
  CAM:                                $41,892          $0.71             8.3%
  Utilities:                          $0               $0.00             0.0%
  Miscellaneous:                      $8,765           $0.15             1.7%
                                      ------           -----             ---

Total Expenses:                       $121,664         $2.05             24.2%
                                      --------         -----             ----

Net Operating Income:                 $382,060         $6.43             75.8%
                                      ========         =====             ====

Comments:    Utilities expense is included in CAM. Miscellaneous expense is non-pass through expense for building repair.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        44

COMPARABLE #3

Project Name:                        Stratford Square
Location:                            East Boulevard
                                     Montgomery, Alabama
Year Built:                          1987                    GLA: 121,236 SF
Source:                              Year end statement
Type Center:                         Community Shopping Center
Analysis Year:                       1995                    Analysis By: PJM

            Item                     Total                 $/SF          %PGR
            ----                     -----                 ----          ----
Effective Gross Rent:                $771,843              $6.37         %
+ CAM/Reimbursement                  $118,804              $0.98         %
+ Misc Income:                       $412                  $0.00         %
                                     ----                  -----         --
Effec. Gross Income:                 $891,079              $7.35         100.0%

Less Expenses:
  Management:                        $43,173               $0.36         4.8%
  Ad Valorem Tax:                    $47,541               $0.39         5.3%
  Insurance:                         $12,987               $0.11         1.5%
  Administration Expense:            $13,769               $0.11         1.5%
  CAM:                               $53,488               $0.44         6.0%
  Utilities:                         $0                    $0.00         0.0%
  Miscellanous:                      $5,650                $0.05         0.6%
                                     ------                -----         ---

Total Expenses:                      $176,608              $1.46         19.8%
                                     --------              -----         ----

Net Operating Income:                $714,471              $5.89         80.2%
                                     ========              =====         ====

Comments:  Miscellaneous expense includes $3,762 for on-site management and
           $1,888 for advertising and promotional expenses.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        45

COMPARABLE #4

Project Name:                  Confidential
Location:                      Central Alabama
Year Built:                    1978                    GLA: 62,510 SF
Source:                        Year end Statement
Type Center:                   Neighborhood Shopping Center
Analysis Year:                 1995                    Analysis By: PJM

            Item               Total                    $/SF          %PGR
            ----               -----                    ----          ----
Effective Gross Rent:          $260,657                 $4.17         100%
+ CAM/Reimbursement            $22,347                  $0.36         %
+ Misc Income:                 $83                      $0.00         %
                               ---                      -----         --
Effec. Gross Income:           $283,087                 $4.53         100.0%
Less Expenses:
  Management:                  $10,663                  $0.17         3.8%
  Ad Valorem Tax:              $21,172                  $0.34         7.5%
  Insurance:                   $4,405                   $0.07         1.6%
  Administration Expense:      $3,556                   $0.06         1.3%
  CAM:                         $25,305                  $0.40         8.9%
  Utilities:                   $332                     $0.01         0.1%
  Miscellanous:                $1,718                   $0.03         0.6%
                               ------                   -----         ---

Total Expenses:                $67,151                  $1.07         23.7%
                               -------                  -----         ----

Net Operating Income:          $215,936                 $3.45         76.3%
                               ========                 =====         ====

Comments:     Miscellaneous expense is for building repair and maintenance not passed through to tenants.


                                                 H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE- (CONTINUED)                                         46

===============================================================================================================
                                         SUMMARY OF EXPENSE COMPARABLES
===============================================================================================================
Expense Comparable                                      1             2             3           4          Avg
---------------------------------------------------------------------------------------------------------------
Effective Gross Income (Sq. Ft.)                    $7.47         $8.48         $7.35       $4.53        $6.96

Less: Expenses

   Management                                        5.2%          6.1%          4.8%        3.8%         5.0%

   Ad Valorem Taxes (Sq. Ft.)                       $0.36         $0.57         $0.39       $0.34        $0.42

   Insurance (Sq. Ft.)                              $0.12         $0.08         $0.11       $0.07        $0.10

   Administrative Expense (Sq. Ft.)                 $0.16         $0.02         $0.11       $0.06        $0.09

   CAM (Sq. Ft.)                                    $0.23         $0.71         $0.44       $0.40        $0.45

   Utilities (Sq. Ft.)                              $0.06         $0.00         $0.00       $0.01        $0.02

   Miscellaneous (%)                                0.06%          1.7%          0.6%        0.6%         0.9%
                                                    -----         -----         -----       -----        -----

Total Expenses (Sq. Ft)                             $1.37         $2.05         $1.46       $1.07        $1.49
                                                    =====         =====         =====       =====        =====

Expense Ratio (%)                                   18.4%         24.2%         19.8%       23.7%        21.5%
===============================================================================================================

Based on these expense comparables, the pertinent expense categories in appropriate amounts are estimated below.

Management/Leasing:           The management fees of the comparable properties
                              ranged from 3.89% to 6.1%. As indicated
                              previously, the subject property is one of fifteen shopping centers in a cross collateralized portfolio of retail properties under single management. Considering the economics of scal, the subject's management fee is estimated at the low end of the range at 4% of effective rental income.

Ad Valorem tax:               The actual ad valorem taxes levied against the
                              subject obtained from the Russell County Tax
                              Assessor's office have been deemed appropr iate and include d in this analysi s.

Insurance:                    Based upon the expense comparable information
                              included herein, the cost of insuring the subject's improvements and the cost of liability insurance is estimated to be $7,231 per year or $0.10 per square foot of net leasable area.


                                                 H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE- (CONTINUED)                                         47

Common Area Maintenance:      The common area maintenance expense, including
                              utility expense for the parking and walkway areas, based on the expense comparables expense comparables has been estimated to be $32,540 per year or $0.45 per sq. ft. of net leasable area.

Structural Maintenance:       Structural maintenance is estimated to be $.10 per
                              square foot for a total annual amount of $7,231 which is found to be similar to other neighborhood shopping centers as well as typical requirements by permanent lenders.

Miscellaneous Expenses:       Miscellaneous expenses for legal and accounting
                              services has been estimated to amount to 1.09% of the effective gross income.

Based on the preceding, the total operating expenses are estimated to be $129,604 per year or $1.79 per square foot of net leasable area. The total expense estimate results in an operating expense ratio of 21.6% which is supported by the expense comparables.

Net Operating Income

The Net Operating Income is calculated by subtracting the Operating Expenses from the Effective Gross Income and is estimated at $495,841. The table on the following page is a reconstructed operating statement for the subject illustrating the previously discussed calculation of income and expenses.



                                                 H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        48

==========================================================================================================
                                        VALUATION - INCOME APPROACH
==========================================================================================================
Total Potential Gross Income                                                                     $646,333

Less Vacancy & Collection Loss

  10% of Non-Anchor Potential Gross Income                                                        $20,888
                                                                                                  -------

EFFECTIVE GROSS INCOME                                                                           $625,445

Less Expenses:                                % of EGI      Per Sq. Ft.         Total
                                              --------      -----------         -----
  Management                                      4.0%            $0.55       $25,018

  Ad Valorem Taxes                                8.0%            $0.71       $51,329

  Property Insurance                              1.1%            $0.10        $7,231

  Common Area Maintenance                         5.1%            $0.45       $32,540

  Structural Maintenance/Reserves                 1.1%            $0.10        $7,231

  Miscellaneous                                   1.0%            $0.25        $6,302
                                                  ---             -----        ------

Total Expenses                                                                                   $129,604
                                                                                                 --------

Net Operating Income                                                                             $495,841
==========================================================================================================

CAPITALIZATION RATE

To estimate the subject's value via the Income Approach, the subject's stabilized net operating income is capitalized with an overall capitalization rate of 9.0%. The selected overall capitalization rate is based on several methods of capitalization rate development with consideration given to the non-terminable Winn Dixie leases, and the cross collateralization of the subject property with the other fourteen shopping centers in the securitized portfolio of retail properties. The capitalization rate development methods, which are presented following the Income Approach Summary on the following page, includes rates extracted from comparable sales, recently published investor surveys, and three methods using mortgage and equity positions which include the Ellwood, Band of Investment, and Debt Coverage Ratio methods.

Rates extracted from the comparable sales, none of which had non-terminable leases, ranged from 9.57% to 10.20% with an average of 9,81% and the most recent sale being at 9.64%. Published rates from the Second Quarter 1997. Korpacz Real Estate Investor Survey for National Strip Shopping Centers, ranged from 8.25% to 13.00% with an average rate of 9.84% which is similar to the market extracted rates. The mid range rates from the three mortgage/equity methods ranged from 8.90% to 9.24%. The rates developed with mortgage equity factors reflect current conditions and declining

                                                 H.J. Porter & Associates, Inc.

CAPITALIZATION RATE - (CONTINUED)                                             49

interest rates. The criteria used for these methods was taken from the above mentioned investor survey and from interviews with mortgage brokers.

The High, Middle, and Low average of the five methods of capitalization rate development are 10.25%, 9.31%, and 8.71% respectively. Based on this analysis and the above considerations, the subject's overall capitalization rate is estimated to fall between the Middle and Low range of the five methods.

Given the preceding, the value indication provided by the Income Approach can be expressed as follows:

================================================================================
                                VALUE INDICATION
================================================================================
Net Operating Income       $495,841 Capitalized at        9.0%      $5,509,345

                                                     (Rounded)      $5,510,000
================================================================================


                                                 H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE- (CONTINUED)                                         50

=======================================================================================================================
                   Property Capitalization Rate Justification
=======================================================================================================================

PROPERTY:      Russell Crossing Shopping Center

ADDRESS:       Phenix City, Alabama

DATE:          August 4, 1997
                                                                         Pessimistic        Most Likely       Optimistic
                                                                         -----------        -----------       ----------
                                                                           ============================================
   1. Market extracted rates for                                           10.20%              9.81%              9.57%
         similar local properties                                          ============================================

                                                                           ============================================
   2. Recent published cap rates                                           13.00%              9.84%              8.25%
                                                                           ============================================
          used by institutional investors

Source: Korpacz Report 2nd Quarter 1997

3. Ellwood method calculated rates

      11.55% = Eqty yield before tax

               % Property appreciation (income) over hold period =         -5.00%              0.00%              5.00%

      75.00% = Mortgage percent of value

       7.75% = Mortgage interest rate

         20  = Mortgage term in years

         10  = Investment holding period

       9.85% = Rm = Mortgage constant

      14.40% = Rmp = Mortgage constant over holding period

      31.59% = P = Percent  of mortgage paid off over hold period

       5.82% = SFF = Sink fund factor

      37.18% = J factor
                                                                           ============================================
                                         Calculated cap rate =              9.36%              8.90%              8.45%
                                                                           ============================================
4. Band of Investment Method

                                     Mortgage percent to value             70.00%             75.00%             80.00%

                                             Mortgage constant             10.35%              9.85%              9.35%

                                       Equity percent to value             30.00%             25.00%             20.00%

                                   Eqty cash on cash rate (Re)              8.00%              7.00%              6.00%

                                                                           ============================================
                                         Calculated cap rate  =             9.65%              9.14%              8.68%
                                                                           ============================================
5. Debt Coverage Ratio Method
                                     Req'd debt coverage ratio               1.25               1.20               1.15

   Mortgage percent to value                                               70.00%             75.00%             80.00%

                                             Mortgage constant             10.35%              9.85%              9.35%

                                                                           ============================================
                                           Calculated cap rate              9.06%              8.87%              8.60%
                                                                           ============================================

=======================================================================================================================

                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE- (CONTINUED)                                         51

                                Explanatory Notes
                          Capitalization Rate Evidence

The accompanying chart illustrates 5 different sets of data or evidence as to appropriate current property capitalization rates.

          Item # 1 Reflects the current range in capitalization rates in the local market based on actual sales - this information is historical in nature although there has been a fairly consistent pattern evident in this market over the years.

          Item #2 Reflects actual cap rates used by large financial institutions in the acquisition and financing of major real estate projects. These rates are also historical in nature, but are based on properties of a magnitude atypical in this market area. Properties that would appeal to at least a regional and perhaps a national market of potential buyers.

          Item # 3 Reflects a calculated cap rate utilizing the Ellwood model based on future expectations in income and property value growth and equity yield rates explicit input assumptions are listed. This method is compelling when market mortgage and equity yield returns are predictable and property and income changes can be reliably predicted.

          Item # 4 Analyzes required capital outlays to service both the debt (ie mortgage payment) and the equity (cash on cash or before tax cash flow or equity dividend). The weighted average of these required returns is, by definition, equal to the capitalization rate. It should be noted that the mortgage interest rate and equity yield rate are NOT part of this calculation.

          Item #5 Provides another method often used by lenders. The debt coverage ratio is a factor equal to the net operating income divided by the annual debt service in other words, it is an estimate of the "cushion" or excess of net operating income over and above debt service. The calculated cap can be solved for by the following formula R(o) = R(m) X DCR X M.

The actual cap rate used by the appraisers in this analysis is bracketed by this information. Further, this chart illustrates the implicit market expectations of the various investment parameters that are reflected by the specific capitalization rate used.


                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH

To estimate the subject property's value by market comparison, a direct comparison is made with actual sales of other shopping center properties. These sales are analyzed on the basis of price per square foot of gross building area
(GBA) and their effective gross income multiplier (EGIM).

While the subject property is part of a large portfolio of retail properties which would most likely be marketed as a total package, no sales of similar portfolios of properties were found with which to compare. The market for retail properties is national, with purchases made on the strength and reliability of the income streams. Similar shopping center sales were located in Birmingham, Madison, Moody, and Mobile, Alabama and Chattanooga, Tennessee.

Each sale is adjusted to the subject for pertinent items, including unusual financing or conditions of sale, time lapsed since sale, and physical differences such as age, condition, and construction quality and location as reflected in the net operating income.

The sales considered axe detailed on the following pages with a comparison and adjustment following the presentation of the sales data.



                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 53

Comparable Improved Sites

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]
Sale #1

Address/Location:         The Village on Lorna
                          3001 Lorna Road
                          Hoover, Alabama
Grantor:                  Lorna Properties
Grantee:                  Village on Lorna Shopping Center, Ltd.
Sale Date:                05/26/1995
Sale Price:               $11,200,000
Cash Equiv Price:         $11,200,000
Equity:                   $2,240,000
Debt:                     $8,960,000           First Yr. Debt Service: $933,084
Terms:                    Cash to seller; equity, debt, and Yr. 1 debt service
                          estimated based on 80% LTV, 8.5% interest, and 20 year
                          amortization.
Recorded:                 Inst. No. 1995-61351, Jefferson County
Verified With:            Hunter Keller, Engel Realty (205) 939-6800
Verified By:              David Mullins, MAI, H.J. Porter & Associates
Date Verified:            04/18/1996
Rights Conveyed:          Leased fee
Land Size:                12.6 Acres


                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 54

Access/Visibility:            Average/Average
Highest & Best Use:           Neighborhood shopping center
Parking:                      728 spaces Parking Ratio: 5.15/1,000 Sq. Ft.
Building Size:                141,444 SF(NRA)
Land:Bldg Ratio:              3.9:1
Year Built:                   1986
Condition:                    Average to Good
Building
Description:                  One story neighborhood shopping center containing
                              two separate building of masonry construction
Anchors:                      Delchamps (51,945 Sq. Ft.) and Drugs for Less
                              (14,500 Sq. Ft.)
Anchor - Sq. Ft.:             66,445 Anchor %: 46.98
Local:                        Typical local, regional, and national small
                              shop tenants
Local - Sq. Ft.:              74,999 Local %: 53.02
Lease Information:            Anchor & Local: CAM, taxes and insurance.
                              Delchamps recently expanded and renovated their space with an estimated expenditure of 2.5 to 3.0 million dollars. In conjunction, they signed a new
                              15 year lease with 3, five year options.

ANALYSIS
(1|2|3) *Source                                TOTAL $ AMOUNT     $ PER SF (GBA)
                                               --------------     --------------
(S\A\P)          Potential Gross Income:          $1,578,760            $11.16
(A\E\F)          Vac & Credit Loss:                  $94.725            $ 0.67
                                                     -------            ------
(A\E\F)          Effec. Gross Income:             $1,484,034            $10.49
(A\E\F)          Less Expenses:                     $376.266            $ 2.66
                                                    --------            ------
(A\E\F)          Net Oper. Income                 $1,107,768            $ 7.83
(A\E\F)          Debt Semite (Yr. 1)                $933.084            $ 6.60
                                                    --------            ------
(S\A\F)          Cash Flow                          $174,684            $ 1.24


================================================================================
Field 1:        S = Seller                B = Buyer              A = Appraiser

Field 2:        A = Actual                E = Estimated

Field 3:        P = Prior Year            F = Year Following
================================================================================



                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 55

INDICATORS OF VALUE:                Price Per SF (NR):                  $79.18
                                    PGIM:                               7.09
                                    EGIM:                               7.55
                                    Ro:                                 9.89%
                                    Expense Ratio:                      25.35%

Remarks: PGI includes potential rent based on actual base rent plus expense contributions and miscellaneous income. The actual 1994 NOI was $901,481 and is somewhat skewed due to vacancy of local space during Delchamp's expansion and rent concessions during this period. Also, leasing commissions and tenant improvements were deducted as expenses before the NOI calculation.



                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 56

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

Sale #2
Address/Location:             The Village at Moody
                              U.S. Highway 411
                              Moody, Alabama
Grantor:                      F.S. Partnership, Ltd.
Grantee:                      Birmingham Realty
Sale Date:                    02/14/1996
Sale Price:                   $4,485,000
Cash Equiv Price:             $4,485,000
Equity:                       $1,485,000
Debt:                         $3,000,000
Terms:                        $1,485,000 cash plus assumption of $3,000,000
                              mortgage at market rates and terms.
Recorded:                     Deed Book 261 at page 313, St. Clair County
Verified With:                Paul Spina, Grantor (205) 733-1131
Verified By:                  David Mullins, MAI, H.J. Porter & Associates
Date Verified:                04/10/1996
Rights Conveyed:              Leased fee
Land Size:                    8.43 Acres


                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 57

Access/Visibility:            Average/Average
Highest & Best Use:           Neighborhood shopping center
Parking:                      396 spaces  Parking Ratio: 6.51/1,000 Sq. Ft.
Building Size:                60,800 SF(NRA)
Land:Bldg Ratio:              6.0:1
Year Built:                   1995
Condition:                    Good
Building
Description:                  In-line, one story masonry construction with brick
                              exterior on front and sides, and CCB on rear. Flat
                              built-up roof system
Anchors:                      Winn-Dixie (44,000 Sq. Ft.)
Anchor - Sq. Ft.:             44,000 Anchor %: 72.37
Local:                        J&E Ent., Head Start, Movie Gallery, Open Book,
                              Vulcan Rehabilitation, Moody Cleaners, Village
                              Beverage, Merle Norman, and The Nail Shop
Local - Sq. Ft.:              16,800                   Local %: 27.63
Lease Information:            Winn-Dixie - $7.00 per Sq. Ft.; Local tenant rent
                              ranges from $10.50 to $11.50 per Sq. Ft. with an average of $10.67 per sq. ft. All tenants pay pro-rata share of CAM, taxes, and insurance.

ANALYSIS
(1\2\3) *Source                             TOTAL $ AMOUNT      $ PER SF (GBA)
                                            --------------      --------------
(S\A\P)    Potential Gross Income:               $533,922               $8.78
(A\E\F)    Vac & Credit Loss:                      $9,920               $0.16
                                                   ------               -----
(A\E\F)    Effec. Gross Income:                  $524,002               $8.62
(A\E\F)    Less Expenses:                         $87.532               $1.44
                                                  -------               -----
(A\E\F)    Net Oper. Income                      $436,470               $7.18

================================================================================
Field 1:         S=Seller                B=Buyer                   A=Appraiser

Field 2:         A=Actual                E=Estimated

Field 3:         P=Prior Year            F=Year Following
================================================================================


                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 58

INDICATORS OF VALUE:               Price Per SF (NRA):          $73.77
                                   PGIM:                        8.40
                                   EGIM:                        8.24
                                   R(o):                        10.18%
                                   Expense Ratio:               16.09%

Remarks: At the time of sale this center was less than one year old and did not have a complete year of operating history. PGI includes contract rent plus estimated expense contributions. Market vacancy was estimated at 5% of local tenant rent and expense contributions. Expenses include 4% management fee, taxes at $0.58 per sq. ft., insurance at $0.10 per sq. ft., CAM at $0.40 per sq. ft., and structural maintenance at $0.50 per sq. ft. This center is located at the northeast corner of Interstate 10 and U.S. Highway 411 in Moody, Alabama. This area is a rapidly growing commercial district in the Birmingham/Atlanta interstate corridor.



                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 59


                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

Sale #3
Address/Location:             Plaza Center
                              Hughes Road at Old Madison Pike
                              Madison, Alabama
Grantor:                      Plaza, Ltd.
Grantee:                      Amberjack, Ltd.
Sale Date:                    12/21/1994
Sale Price:                   $5,850,000
Cash Equiv Price:             $5,850,000
Terms:                        Cash to seller
Recorded:                     Deed Book 846 at page 1097, Madison County
Verified With:                Tommy Tillman, Broker, (205) 822-7116
Verified By:                  David Mullins, MAI, H.J. Porter & Associates
Date Verified:                01/11/1995
Rights Conveyed:              Leased fee
Land Size:                    9.08 Acres
Access/Visibility:            Good/Good
Highest & Best Use            Neighborhood shopping center
Building Size:                79,400 Sq. Ft.(NRA)


                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 60

Land:Bldg Ratio:              5.0:1
Year Built:                   1994
Condition:                    Good
Building
Description:                  One story masonry construction with brick veneer
                              and dryvit front. Flat built-up roof
Anchors:                      Kroger (62,800 Sq. Ft.)
Anchor - Sq. Ft.:             62,800                Anchor %: 79.09
Local:                        Sporting Edge, Cleaners, Papa John's Pizza,
                              Heavenly Hear, Baskin-Robbins, Cornerstone, Movie
                              Gallery, and Hallmark Cards
Local - Sq. Ft.:              16,600                Local %: 20.91
Lease Information:            All tenants pay pro-rata share of CAM, taxes, and
                              insurance

ANALYSIS
(1|2|3) (*)Source                      TOTAL $ AMOUNT          $ PER SF (GBA)
                                       --------------          --------------
(S\A\P)    Potential Gross Income:           $689,320                   $8.68
(S\A\P)    Vac & Credit Loss:                 $17,750                   $0.22
                                              -------                   -----
(S\A\P)    Effec. Gross Income:              $671,570                   $8.46
(S\A\P)    Less Expenses:                    $111,457                   $1.40
                                             --------                   -----
(S\A\P)    Net Oper. Income                  $560,113                   $7.05

================================================================================
Field 1:          S = Seller              B = Buyer                A = Appraiser

Field 2:          A= Actual               E = Estimated

Field 3:          P = Prior Year          F = Year Following
================================================================================

INDICATORS OF VALUE:          Price Per SF (NRA):                   $37.68
                              PGIM:                                 8.49
                              EGIM:                                 8.71
                              R(o):                                 9.57%
                              Expense Ratio:                        16.60%



                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 61


                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

Sale#4
Address/Location:             North Hixson Marketplace
                              Hixson Pike and Camp Columbus Road
                              Chattanooga, TN
Grantor:                      North Hixson, L.L.C.
Grantee:                      Amberjack, Ltd.
Sale Date:                    03/04/1996
Sale Price:                   $4,760,000
Cash Equiv Price:             $4,760,000
Terms:                        Cash to seller
Recorded:                     Unknown, Hamilton County
Verified With:                Dick Schmalz with Grantor (205) 871-2617
Verified By:                  David Mullins, MAI, H.J. Porter & Associates
Date Verified:                03/15/1996
Rights Conveyed:              Leased fee
Land Size:                    9.24 Acres
Access/Visibility:            Average/Average
Highest & Best Use:           Neighborhood shopping center


                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 62

Parking:                      405 Spaces      Parking Ratio: 5.88/1,000 sq. ft.
Building Size:                63,270 Sq. Ft.(NRA)
Land:Bldg Ratio:              6.4:1
Year Built:                   1995
Condition:                    Good
Building
Description:                  One story neighborhood shopping center with split
                              face block exterior walls and synthetic stucco on steel stud canopy.

Anchors:                      Winn-Dixie (49,600 sq. ft. GBA and 44,000 sq. ft.
                              NRA) and Big B Drugs (8,470 sq. ft.)

Anchor - Sq. Ft.:             52,470      Anchor %: 82.93
Local:                        Movie Gallery, Sally's Beauty, and other local
                              tenants
Local - Sq. Ft:               10,800      Local %: 17.07
Lease Information:            All tenants pay pro-rata share of CAM, taxes,
                              and insurance.


ANALYSIS
(1|2|3) *Source                           TOTAL $ AMOUNT          $ PER SF (GBA)
                                          --------------          --------------
(S\A\P)     Potential Gross Income:            $623,083                    $9.85
(A\E\F)     Vac & Credit Loss:                  $13,057                    $0.21
                                                -------                    -----
(A\E\F)     Effec. Gross Income:               $610,026                    $9.64
(A\E\F)     Less Expenses:                     $124,533                    $1.97
                                               --------                    -----
(A\E\F)     Net Oper. Income                   $485,493                    $7.67

================================================================================
Field 1:            S = Seller              B = Buyer              A = Appraiser

Field 2:            A = Actual              E = Estimated

Field 3:            P = Prior Year          F = Year Following
================================================================================


INDICATORS OF VALUE:          Price Per SF (NRA):            $75.23
                              PGIM:                          7.64
                              EGIM:                          7.80
                              R(o):                          10.20%
                              Expense Ratio:                 20.41%


                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 63

Remarks: At the time of sale there were two vacant local shops containing 2,400 sq. ft. Expense contribution included in PGI and local vacancy. Vacancy based on 10% of local shop income plus expense contributions. Expenses based on 4% management, excluding expense contributions, $1.59 for taxes, CAM, and insurance, plus $0.05 for structural reserves. The estimated expenses were consistent with the Grantor's pro forma. Average local shop space rent for leased space was $10.45 per sq. ft.



                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 64


                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

SALE #5
Address/Location:             Hillcrest Marketplace
                              Hillcrest Road at Grelot Road
                              Mobile, Alabama
Grantor:                      Hillcrest Marketplace, Ltd.
Grantee:                      Confidential
Sales Date:                   9/15/1997 (Proposed Closing Date)
Sales Price:                  $6,490,000
Cash Equiv Price:             $6,490,000
Terms:                        Cash to seller
Recorded:                     Sale Pending
Verified With:                Scott Holcombe, Arlington Properties - Developers
                              (205) 328-9600
Verified By:                  Harris Hollans, H.J. Porter & Associates
Date Verified:                04/02/1997
Rights Conveyed:              Leased fee
Land Size:                    12.49 Acres
Access/Visibility:            Good/Good
Highest & Best                Use:Neighborhood shopping center


                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 65

Parking:                      359 Spaces    Parking Ratio: 4.63/1,000 sq. ft.
Building Size:                76,365 Sq. Ft.(NRA)
Land:Bldg Ratio:              7.1: 1
Year Built:                   1997
Condition:                    Good
Building
Description:                  Red brick veneer front over concrete block walls.
                              Reinforced concrete slab. Single ply membrane
                              roof. Raised seam metal and canvas awning.
Anchors:                      Winn-Dixie (51,282 sq. ft.) and Revco
                              Drugs (9,240 sq. ft.)
Anchor- Sq. Ft.:              60,522         Anchor %: 79.25
Local:                        Typical national, regional, and local tenants
Local- Sq. Ft.:               15,843         Local %: 20.75
Lease Information:            Winn-Dixie rent is $8.00 per sq. ft.; Revco rent
                              is $8.00 per sq. ft.; local tenant rents are $12.50 per sq. ft. Anchor expense contributions were estimated at $0.99 per sq. ft. with local tenants at $1.38 per sq. ft.


ANALYSIS
(1/2/3) *Source                            TOTAL $ AMOUNT         $ PER SF (GBA)
                                           --------------         --------------
(S\A\P)       Potential Gross Income:            $756,072                  $9.90
(A\E\F)       Vac & Credit Loss:                  $17,613                  $0.23
                                                 --------                  -----
(A\E\F)       Effec. Gross Income:               $738,459                  $9.67
(A\E\F)       Less Expenses:                     $112,823                  $1.48
                                                 --------                  -----
(A\E\F)       Net Oper. Income                   $625,636                  $8.19


================================================================================
Field 1:         S = Seller              B = Buyer                 A = Appraiser

Field 2:         A = Actual              E = Estimated

Field 3:         P = Prior Year          F = Year Following
================================================================================

INDICATORS OF VALUE:              Price Per SF (NRA)        $84.99
                                  PGIM:                     8.58
                                  EGIM:                     8.79
                                  R(o):                     9.64%
                                  Expense Ratio:            15.28%


                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH- (CONTINUED)                                                  66

Remarks: The total gross building area of the shopping center is 77,557 sq. ft. Local tenant space was projected to be 100% leased prior to completion. The sale of the property was also negotiated prior to completion. Estimated completion date was July, 1997. There were five out-parcel lots at the center which were not included in the transaction. Significant site work was necessary for development.Estimated site work totalled $85,000 per acre. Out-parcels were marketed to Wendy's, New York Bagel, and Boston Market.



                                                 H. J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                               IMPROVED SALES MAP



                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH- (CONTINUED)                                                  67

The sales detailed above are compared and adjusted to the subject for pertinent items of difference as:

====================================================================================================================================
                                              SUMMARY OF IMPROVED SALES AND ADJUSTMENTS
====================================================================================================================================
Comp. Number                   Subject                  #1               #2                   #3                 #4            #5
------------------------------------------------------------------------------------------------------------------------------------
Center Name                                    Vill@ Lorna     Vill @ Moody         Plaza Center       North Hixson     Hillcrest

Grantor                                        Lorna Prop.      FS Partners           Plaza, Ltd        North Hixon     Hill. Ltd

Grantee                                         Vill, Ltd.      Birm.Realty      Amberjack. Lltd    Amberjack. Lltd         Conf.
Cash Eq.Sale Price                             $11,200,000       $4,485,000           $5,850,000         $4,760,000    $6,490,000

Date of Sale                     8/5/97            5/26/95          2/14/96             12/21/94             3/4/96        7/1/97

Gross Leasable Area              72,312            141,444           60,800               79,400             63,270        76,365

Sale Price/Sq.Ft.                                   $79.18           $73.77               $73.68             $75.23        $84.99

NOI                            $495,841         $1,107,768         $436,470             $560,113           $485,493      $625,636

NOI per Sq. Ft.                   $6.86              $7.83            $7.18                $7.05              $7.67         $8.19

EGIM                                                  7.55             8.56                 8.71               7.80          8.79
====================================================================================================================================
ADJUSTMENTS                                             #1               #2                   #3                 #4            #5
------------------------------------------------------------------------------------------------------------------------------------
Conditions of Sale                                  Normal           Normal               Normal             Normal        Normal

                                                     $0.00            $0.00                $0.00              $0.00         $0.00

Market Conditions/ Time @         5.0%                11.0%             7.4%                13.1%              7.1%          0.5%

Preliminary Adj.Price/Sq.Ft.                        $87.88           $79.20               $83.35             $80.58        $85.39
====================================================================================================================================
PHYSICAL DIFFERENCES                                    #1               #2                   #3                 #4            #5
------------------------------------------------------------------------------------------------------------------------------------
NOI Adjustment                                      ($0.14)          ($0.05)              ($0.03)            ($0.12)       ($0.19)
                                                    ------           ------               ------             ------        ------

Overall Adjustment                                 ($11.26)          ($3.46)              ($2.12)            ($8.96)      ($16.56)
====================================================================================================================================
Final Adjusted Price/Sq. Ft. of Bldg                $76.62           $75.74               $81.23             $71.62        $68.84
====================================================================================================================================

The sales were adjusted to the subject for the following items:

CONDITION OF SALE:            No adjustment indicated.

TIME: Considers an increase of 5% per year based on analysis of the overall capitalization rates of the comparable sales and range of rates from the five methods considered in the Income Approach.



                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 68

NET OPERATING INCOME:         The comparable sales were adjusted to the subject
                              based on the difference in net operating income.
                              As indicated in the following table, there is a direct relationship between the sale price per square foot and net operating income per square foot.

              ======================================================
              Sale No.             SP/Sq.Ft.             NOI/Sq. Ft.
              ======================================================
                 1                  $79.18                  $7.83

                 2                  $73.77                  $7.18

                 3                  $73.68                  $7.05

                 4                  $75.23                  $7.67

                 5                  $84.99                  $7.64
              ======================================================
              Subject                 NA                    $6.86
              ======================================================


                              The adjustment for NOI is based on the following formula: the comparable sales NOI per square foot is subtracted from the subject's estimated NOI per square foot and the difference is divided by the comparable's NOI per square foot.

The adjusted sales present an adjusted range of value from $71.62 to $81.23 per square foot. Each of the comparables were given relatively equal weigh in the value estimate by the direct comparison. Based on these adjusted sales, the subject property is valued by direct comparison as:

================================================================================
                       VALUE INDICATION - MARKET APPROACH
================================================================================
Price per Sq. Ft.:   72,312      Sq.Ft. X     $75.00    per Sq.Ft. =  $5,423,400

                                                        ROUNDED       $5,423,000
================================================================================

                                                 H. J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 69

The Effective Gross Rent Multipliers (EGIM) derived from the above sales are highlighted as:

               ========================================================
               Sale No.              EGIM                Expense Ratio
               ========================================================
                  1                  7.55                   25.30%

                  2                  8.56                   16.70%

                  3                  8.71                   16.60%

                  4                  7.80                   20.40%

                  5                  8.79                   15.28%
               ========================================================
               Subject                NA                    20.70%
               ========================================================

The Effective Gross Income Multipliers of the four comparable sales range from
7.55 to 8.79. There is a direct correlation between operating expense ratios and EGIM's. Sales 2, 3, 4, and 5 have lower operating expense ratios; Sale 1 has a higher operating expense ratios. As the subject's forecasted operating expense ratio is 20.7 which is closer to Sales 1 and 4, it would be considered reasonable to assume it would have an EGIM near the lower end of the range. However, because the subject is part of a cross collateralized portfolio as discussed previously and would enjoy the benefits of such an association, a EGIM toward the higher end of the range would appear justified.

Based on these sales, the subject is valued by EGIM as:


================================================================================
                       VALUE INDICATION - MARKET APPROACH
================================================================================
Effective Gross Income Multiplier     $625,445     PGI x   8.75    =  $5,473,000
================================================================================

The two market indicators of value are correlated with slightly greater weight given to adjusted sale price per square foot for a value by Market Approach of $5,450,000.

                                                 H. J. Porter & Associates, Inc.

RECONCILIATION AND FINAL VALUE ESTIMATE                                       70

Cost Approach .....................................................   $5,150,000

This approach is felt to be reliable, being based on a respected national cost service's figures as well as actual cost of other centers and the Developer's cost breakdown. The land value is based on commercial land sales from the subject's market area and is felt to be well supported. However, this approach does not mirror the actions of investors in properties similar to the subject. Therefore, this approach is given little consideration in the final value estimate.

Income Approach ...................................................   $5,510,000

This approach is felt to be most indicative of the subject's value. It best reflects current and projected market conditions as they relate to the subject and mirrors the actions of investors in today's market. Overall, this approach is afforded greatest consideration and is supported by the Market Approach.

Market Approach ...................................................   $5,450,000

This approach is based on the most recent sales of other neighborhood shopping centers and is reliant upon the direct sales comparison on a price per square foot basis, and the effective income multiplier method. This approach is afforded less consideration than the Income Approach.

Based on the value indications summarized above, we are of the opinion that the subject's leased fee interest, has a market value, as of August, 5, 1997, of:

                   FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                   ------------------------------------------
                                  ($5,500,000)

         Divided As:   Improvements        $4,157,000
                       Land                $1,340,000
                                           ----------
                       Total               $5,500,000



                                                H. J. Porter & Associates, Inc.

                                  CERTIFICATION

We certify that, to the best of our knowledge and belief,...

1.   The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

3. Neither party signing this report has a present or prospective interest in the property that is the subject of this report, nor do they have any personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of stipulated result, or the occurrence of a subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

6. The use of this report is subject to the requirements of the Appraisal Institute and the Alabama Real Estate Appraisers Board relating to review by its duly authorized representatives.

7. This assignment was made subject to regulations of the State of Alabama Real Estate Appraisers Board. The undersigned state certified appraiser has met the requirements of the board that allow this report to be regarded as a 'certified appraisal'.

8. Howard J. Porter, Jr., MAI, CCIM, is currently certified under the continuing education program of the Appraisal Institute.

9. Howard J. Porter, Jr., MAI, CCIM, has not made a personal inspection of the property that is the subject of this report.


                                                  H.J. Porter & Associates, Inc.

10. Glen E. Heinzelman, Associate, has made a personal inspection of the property that is the subject of this report.

11. No one provided significant professional assistance to the persons signing this report.

12. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

13. Based upon the foregoing investigations and analysis, it is our opinion that the subject property has a market value estimate as:

     (As of August 5, 1997)

                   FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                   ------------------------------------------
                                  ($5,500,000)


         /s/ Howard J. Porter, Jr.                          11/13/97
         -----------------------------------------          --------
         Howard J. Porter, Jr., MAI, CCIM                   Date
         Certified General Real Property Appraiser
         Alabama Certificate #G51


         /s/ Glen E. Heinzelman
         -----------------------------------------          --------
         Glen E. Heinzelman, Associate                      Date
         Licensed Real Property Appraiser
         Alabama Certificate #L12


                                                  H.J. Porter & Associates, Inc.

EXHIBITS
  Location Map .....................................   Facing Page 3
  State Map ........................................   Facing Page 7
  Site Plan ........................................  Facing Page 15
  Subject Photographs ..............................  Facing Page 16
  Land Sales Map ...................................  Facing Page 26
  Rental Map .......................................  Facing Page 38
  Improved Sales Map ...............................  Facing Page 67


REAR EXHIBITS

  Korpacz Real Estate Investor Survey
  Assumptions and Limiting Conditions
  Qualifications
  State of Alabama Certifications


                                                  H.J. Porter & Associates, Inc.

=======
Korpacz
=======

NATIONAL STRIP SHOPPING CENTER MARKET

The trend toward investors focusing on retail acquisitions continues this quarter. They believe that since the prices of other property types have been bid up retail offers better relative values. "We're seeing the beginning of a run up in retail again," says one participant. The major interest tends to be on neighborhood and community centers.

     The optimum size of the ideal strip shopping center is 100,000 square feet to 130,000 square feet, but investors will also consider larger properties, especially if there is the potential to put in other anchor stores. such as Marshall's or T.J. Maxx. Although buyers prefer not to have centers that are smaller than 100.000 square feet some portfolios may have centers as small as 70,000 square feet and as large as 200.000 square feet. "But there you have to take good with bad." comments a participant. The supply of available strip centers is plentiful, but it is hard to find those of optimum size that are anchored by a market-dominant grocery store.

     The importance of the grocery anchor is based on its capability to generate traffic in the center, which greatly enhances the landlord's ability to lease the in-line stores. The traffic increases in-line store sales volume, which mitigates the risk of ownership and provides the investor with the requisite yield from such a center.

     The size of the grocery anchor is also significant in its competitive position. Although the optimum size varies by market, in major metropolitan areas between 50,000 square feet and 75,000 square feet is ideal. In smaller markets a 40,000-square-foot store can be successful. However, the older 25,000-square-foot stores are considered functionally obsolete.

     Over the next 12 months, prices in the national strip shopping center market are expected to remain stable or drop slightly. Survey participants put the average decrease at 1.78%.

     Key indicators in the national strip shopping center market support the expectation of stagnant values for the year. Again this quarter, the changes in indicators are small. The average discount rate (IRR)increased 2 basis points (see Table 7). This follows a 10 basis-point decrease last quarter.

     The average overall cap rate (OAR) decreased 1 basis point to 9.34%. Highly desirable centers trade at cap rates between 8.00% and 10.00%, but most close at cap rates between 10.00% and 11.00%.

     Strip shopping centers have long been perceived to pose higher investment risk than regional malls, and both IRRs and going-in cap rates have reflected a premium for the higher risk. In fourth quarter 1996, however, for the first time since we began tracking the national strip shopping center market in fourth quarter 1991, the average IRR, fell below the national regional mall market average IRR. This quarter the rates are 11.55% and 11.75% respectively.

     The strip shopping center OAR is still considerably higher than the regional mall rate. The spread between the two had narrowed during 1996. However, last quarter's 7-basis-point increase in the strip shopping center OAR widened the gap again. The current OAR premium is 127 basis points. It was 173 one year ago. By comparison, the national power center OAR is 9.58%, 26 basis points lower than the strip shopping center rate.

     Investors would like to acquire portfolios of neighborhood and community shopping centers that are located in one region, thus presenting the opportunity for management and leasing efficiencies. These are difficult to find, however, and are priced at a premium.|_|

Table 7
National Strip Shopping Center Market
SECOND QUARTER 1997

KEY INDICATORS                CURRENT QUARTER       LAST QUARTER      YEAR AGO
==========================  ==================== ================= =============
Discount Rate (RR)(a)
=========================== ==================== ================= =============
RANGE                          10.00%-14.00%       10.00%-14.00%   10.00%-14.00%
AVERAGE                           11.55%              11.53%          11.74%
CHANGE (Basis Points)               --                  +2             -19

==========================  ==================== ================= =============
Overall Cap Rate (OAR)(a)
==========================  ==================== ================= =============
RANGE                          8.25%-13.00%        8.25%-13.00%    8.25%-13.00%
AVERAGE                           9.84%               9.85%           9.90%
CHANGE (Basis Points)               --                  -1             -6

==========================  ==================== ================= =============
Market Rent Change Rate(b)
==========================  ==================== ================= =============
RANGE                          0.00%-6.00%         0.00%-6.00%     0.00%-6.00%
AVERAGE                           2.83%               2.73%           2.60%
CHANGE (Basis                       --                 +10             +23
Points)

==========================  ==================== ================= =============
Expense Change Rate(b)
==========================  ==================== ================= =============
RANGE                          0.00%-5.00%         0.00%-5.00%     2.00%-5.00%
AVERAGE                           3.58%               3.67%           3.99%
CHANGE (Basis Points)               --                  -9             -41

==========================  ==================== ================= =============
Residual Cap Rate
==========================  ==================== ================= =============
RANGE                          8.25%-12.00%        8.25%-12.00%    8.25%-13.50%
AVERAGE                           9.92%               9.92%           10.13%
CHANGE (Basis Points)               --                  0              -21

a. Rate on unleveraged, all-cash transactions
b. Initial rate of change

                                   Preliminary Environmental Site Assessment
                                         Proposed Shopping Center Site
                                             Phenix City, Alabama
                                           ATEC Project No. 33-77419

================================================================================

                                                   Atec Associates, Inc.
                                                     [GRAPHICS OMITTED]






                  Consulting Geotechnical & Materials Engineers
================================================================================

                                      Prelimenary Environmental Site Assessment
                                            Proposed Shopping Center Site
                                                Phenix City, Alabama
                                              ATEC Project No 33-77419

                                                 [GRAPHICS OMITTED]




                                      Prepared For:

                                      The Newton Company
                                      725 East Main Street
                                      Prattville, Alabama 36067

                                      Atten: Mr. Byron Trachte

                                  [LETTERHEAD]
             [ATEC Associates, Inc. / Southern Testing Laboratories]


                               Montgomery, Alabama
                                 August 7, 1987

The Newton Company
725 East Main Street
Prattville, Alabama 36067

Atten: Mr. Byron Trachte

                              Subject: Preliminary Environmental Site
                                        Assessment Proposed Shopping
                                         Center Site Phenix City, Ala
                                           ATEC Project No. 33-77419

Gentlemen:

Submitted herewith is our preliminary environmental site assessment for proposed shopping center site in Phenix City, Alabama. This study was conducted in accordance with our written proposal No. A-1599, dated July 16, 1987.

This report contains the results of our findings and an engineering interpretation of these results with respect to the proposed development.

We appreciate the opportunity to be of service to you on this project. If we can be of further assistance, or if you have any questions regarding this report, please contact this office.

Very Truly Yours
ATEC Associates, Inc.


/s/ Wm. Carey Kelly                            /s/ H.W. Carr
Wm. Carey Kelly, P.E.                          H.W. Carr, Jr.
Engineering Manager                            Branch Manager


               [SEAL]

                                TABLE OF CONTENTS

           1.0   PURPOSE AND SCOPE..........................
           2.0   SITE LOCATION..............................
           3.0   LAND HISTORY AND PAST USAGE................
           4.0   SITE INSPECTION............................
           5.0   LIENS FOR HAZARDOUS WASTE CLEAN-UP ........
           6.0   ENVIRONMENTAL SITE HISTORY.................
           7.0   CONCLUSIONS AND RECOMMENDATIONS............
                 FIGURE 1

1.0 PURPOSE AND SCOPE

The purpose of this study was to perform a preliminary environmental site assessment for the proposed shopping center site in Phenix City, Alabama. This preliminary assessment was performed by investigating the following four (4) items and evaluating the findings with respect to the proposed development:

(1)  Review of land history and past usage.

(2)  Physical inspection of the site.

(3) Review of records to determine if any hazardous waste clean-up liens exist for the site .

(4) Consultation with Alabama Department of Environmental Management (ADEM) Officials to determine the environmental history of the site.

Our findings for the above mentioned four (4) items are presented in following sections of this report.

2.0 SITE LOCATION

The site is located in Phenix City, Alabama. More specifically, the site is bound on the east by Opelika Road, on the south by Twentieth Street, on the west by U.S. Highway 280/431, and on the north by Twenty Fifth Street and lies within the NW 1/4 of the SE 1/4 and the SW 1/4 of the NE 1/4 of Section 9, Township 17 North, Range 30 East. Figure 1 shows the location of the site with respect to the adjacent roads.

The portion of the site located between Twentieth and Twenty - Second Streets slopes steeply from north and south toward the wet weather creek which runs across the middle of the property from southwest to northeast. A review of the United States Geological Survey topographic map of the area indicates that this creek is a tributary of Mill Creek. The tributary flows beneath U.S. Highway 280/431 in a 4'x5' concrete culvert runs across the property and beneath the Opelika Road in a 5'x5' concrete culvert.

The walking survey of the site revealed no evidence of any drum or tank storage areas, underground tank locations, obvious past disposal areas, or areas showing evidence of vegetative distress. The area around the existing onestory block structure located at the southwest corner of the site had several small stained spots adjacent to the structure where old automobile engines had been left and motor oils have washed off the engines onto the ground. These areas are quite small and no vegetative distress was observed around the building or behind the building where the terrain drops off steeply. During our drilling operations, a bull dozer was required to clear some areas and to pull our drill around because of the steep and rough terrain. Therefore, it appears that very limited access would have been available to dump any contaminants.

In addition to the walking survey, the soil samples obtained from the subsurface investigation were examined for evidence of any environmental pollutants. The soil samples did not indicate the presence of staining, pitting or foreign matter such as glass, brick fragments, cinders or metal remnants which would be indicative of previous landfilling activities. It should be noted that the test boring logs depict subsurface conditions only at the specific boring locations and at the particular time designated on the boring logs.

Soil conditions at other locations may differ from conditions occurring at the boring locations. Copies of the boring logs are included in our subsurface investigation report for this project.

5.0 LIENS FOR HAZARDOUS WASTE CLEAN-UP

According to Ms. Caroline Moore, with Phillips and Funderburk, Lawyers, the title search for the subject project did not reveal any hazardous waste clean-up liens against the subject property.

6.0 ENVIRONMENTAL SITE HISTORY

A review of records maintained by the Alabama Department of Environmental Management (ADEM) indicate that the site has not been the subject of a state or federal hazardous waste clean-up investigation. The records did not show any past spills or disposal areas on the site.

7.0 CONCLUSIONS AND RECOMMENDATIONS

Based on findings of this study it appears that the possibility of hazardous waste contaminants being present on the site is extremely remote. The oil stains noted around the old garage on the Martin property are small and surficial and should pose no environmental problems, nor require any special clean up operations. Since environmental problems have not been indentified on this site, we feel that additional environmental studies, (sampling and testing), are not warranted.

                               [GRAPHICS OMITTED]

                              ATEC ASSOCIATES, INC.
                                    FIGURE 1

                              SHOPPING CENTER SITE
                              PHENIX CITY, ALABAMA

                       ASSUMPTIONS AND LIMITING CONDITIONS

1.   COPIES, PUBLICATION, DISTRIBUTION, USE OF REPORT:

     Possession of this report or any copy thereof does not carry with the right of publication, nor may it be used for other than its intended use. The report may not be used for any purpose by any person or corporation other than the client or the party to whom it is addressed or copied without the written consent of the appraiser, and then only in its entirety.

     Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations efforts, news, sales, or other media, without the written consent and approval of the appraiser, nor may any reference be made in such a public communication to the Appraisal Institute or the MAI designation.

2.   CONFIDENTIALITY:

     The appraiser may not divulge the material (evaluation) contents of the report, analytical findings or conclusions, or give a copy of the report to anyone other than the client or his designee as specified in writing except as may be required by the Appraisal Institute as they may request in confidence for ethics enforcement, or by a court of law or body with the power of subpoena.

     This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinion concerning the analysis are set forth in the report and were prepared by the Appraiser whose signature appears on the appraisal report, unless indicated as "Review Appraiser". No change of any item in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The Appraiser and firm shall have no responsibility if any such unauthorized change is made.

3.   INFORMATION USED:

     No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit; all are considered appropriate for inclusion to the best of our factual judgement and knowledge.


                                                  H.J. Porter & Associates, Inc.

4.   TESTIMONY, CONSULTATION, COMPLETION OF CONTRACT FOR APPRAISAL SERVICES:

     The contract for appraisal, consultation or analytical service, are fulfilled and the total fee payable upon completion of the report. The appraiser or those assisting in the preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with client or third parties except under separate and special arrangement and at additional fee.

5.   EXHIBITS:

     The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose and are not intended to represent the property in other than actual status, as of the date of the photos. Site plans are not surveys unless shown from separate surveyor.

6. LEGAL, ENGINEERING, FINANCIAL, STRUCTURAL, OR MECHANICAL NATURE HIDDEN COMPONENTS, SOIL:

     No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor of any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. The property is appraised as if free and clear, unless otherwise stated in particular parts of the report.

     The legal description is assumed to be correct as used in this report as furnished by the client, his designee, or as derived by the appraiser.

     The appraiser has inspected as far as possible, by observation, the land and the improvements thereon; however it was not possible to personally observe conditions beneath the soil or hidden structural, or other components. We have not critically inspected mechanical components within the improvements and no representations are made herein as to these matters unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil of the area being appraised appears firm, however subsidence in the area is unknown. The appraiser does not warrant against this condition or occurrence of problems arising from soil conditions.


                                                  H.J. Porter & Associates, Inc.

     The appraisal is based on there being no hidden, unapparent, or apparent conditions of the property site, subsoil, or responsibility is assumed for any such conditions or for any expertise or engineering to discover them. All mechanical components are assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

7.   RELATING TO THE AMERICAN WITH DISABILITIES ACT:

     The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraisers have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there is no direct evidence relating to this issue, possible non-compliance with the requirements of ADA in estimating the value of the property has not been considered.

8.   LEGALITY OF USE:

     The appraisal is based on the premise that, there is full compliance with all applicable federal, state and local environmental regulations and laws unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further, it is assumed that all required licenses, consents, permits, or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

9.   COMPONENT VALUES:

     The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.


                                                  H.J. Porter & Associates, Inc.

10.  AUXILIARY AND RELATED STUDIES:

     No environmental or impact studies, special market study or analysis, highest and best use analysis study or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report. The appraiser reserves the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates, or conclusions upon any subsequent study or analysis or previous study or analysis subsequently becoming known to him.

11.  DOLLAR VALUES, PURCHASING POWER:

     The market value estimated, and the costs used, are as of the date of the estimate of value. All dollar amounts are based on the purchasing power and price of the dollar as of the date of the value estimate.

12.  INCLUSIONS:

     Furnishings and equipment of business operations except as specifically indicated and typically considered as a part of real estate, have been disregarded with only the real estate being considered in the value estimate unless otherwise stared.

13.  PROPOSED IMPROVEMENTS, CONDITIONED VALUE:

     Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purpose of this appraisal to be completed in good and workmanlike manner according to information submitted and/or considered by the appraiser. In cases of proposed construction, the appraisal is subject to change upon inspection of property after construction is completed. This estimate of market value is as of the date shown, as proposed, as if completed and operating at levels shown and projected.

14.  VALUE CHANGE, DYNAMIC MARKET, INFLUENCES:

     The estimated market value is subject to change with market changes over time; value is highly related to exposure, time, promotional effort, terms motivation, and conditions surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the marketplace. The "Estimate of Market Value" in the appraisal report is not based in whole or in part upon the race, color or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.


                                                  H.J. Porter & Associates, Inc.

     In cases of appraisals involving the capitalization of income benefits, the estimate of market value is a reflection of such benefits and appraiser's interpretation of income and yields and other factors derived from general and specific market information. Such estimates are as of the date of the estimate of value; they are thus subject to change if the market is naturally dynamic.

15.  MANAGEMENT OF THE PROPERTY:

     It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management; neither inefficient nor super efficient.

16.  CONTINUING EDUCATION CURRENT:

     The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum of this program are awarded periodic certification. I am currently certified under the Appraisal Institute Voluntary Continuing Education Program.

17.  FEE:

     The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

18.  AUTHENTIC COPIES:

     The authentic copies of this report are signed in blue ink. Any copy that does not have an original signature is unauthorized and may have been altered.

19.  HAZARDOUS MATERIALS:

     Unless otherwise stated in this report, the appraiser signing this report has no knowledge concerning the presence or absence of urea-formaldehyde foam insulation or asbestos containing material in existing improvements; if such materials are present the value of the property may be adversely affected and reappraisal at additional cost necessary to estimate the effects of such material.

20. Unless otherwise noted within the attached report, there are no items of FF&E included in the reported value. Any equipment included with the property in the value are only those items that are considered as an integral part of the realty, even though technically they could be legally considered as personalty.


                                                  H.J. Porter & Associates, Inc.

21.  NOTE

     ACCEPTANCE OF, AND/OR USE OF, THIS APPRAISAL REPORT CONSTITUTES ACCEPTANCE OF THE ABOVE CONDITIONS.


                                                  H.J. Porter & Associates, Inc.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                               GLEN E. HEINZELMAN

CURRENT STATUS

Glen E. Heinzelman is involved in the appraisal of and consulting with owners of income producing real estate. He is an Associate Appraiser with H. J. Porter & Associates, Inc. with offices located at:


                           H. J. Porter & Assoc., Inc
                           631 Stage Road P.O. Box 28
                                Auburn, AL 36830
                                 (205) 826-8682


                       H.J. Porter & Assoc. of Birmingham
                        #14 Office Park Circle Suite 230
                              Birmingham, AL 35223
                                 (205) 871-3600

                       H.J. Porter & Assoc. of Montgomery
                              235 S. Court Street:
                              Montgomery, AL 36104
                                 (205) 262-8331

PROFESSIONAL AFFILIATIONS

Mr. Heinzelman is an MAI candidate for membership in the Appraisal Institute; Candidate No. M921950.

Alabama Licenced Real Property Appraiser - Certificate No. L12 Georgia Licenced Real Property Appraiser - Certificate No. 6165 Licenced Real Estate Salesperson
- State of Alabama

PROFESSIONAL EDUCATION STATUS

These courses include:

Course                                       Sponsor                   Location
------                                       -------                   --------
Real Estate Appraisal Principles             AIREA                     Arizona State University
Basic Valuation Procedures                   AIREA                     Arizona State University
Capitalization Theory & Techniques           AIREA                     Arizona State University
Advanced Capitalization                      Appraisal Institute       Birmangham, Alabama
USPAP Parts A & B                            Appraisal Institute       Birmangham, Alabama
Advanced Applications                        Appraisal Institute       Tuscaloosa, Alabama
Report Writing & Valuation Analysis          Appraisal Institute       Plano, Texas

Mr. Heinzelman has also taken various seminars offered by the AIREA, IR/WA, and others.

PROFESSIONAL EXPERIENCE

The scope of Mr. Heinzelman' s experience includes the appraisal of commercial, multi-family residential, industrial, farm, condemnation, special use properties, marketability, feasibility, and reuse analysis, appraisal review, and consulting. Geographic areas of experience include the States of Alabama, Arizona, California, Florida, Georgia, Mississippi, Nevada, and Tennessee. Qualified as expert witness in Federal and Circuit Courts in the States of Arizona, California, and Nevada.


                                                  H.J. Porter & Associates, Inc.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                        HOWARD J. PORTER, JR., MAI, CCIM

CURRENT STATUS

Howard J. Porter, Jr., is involved in the appraisal of and consulting with owners of income producing real estate. He is President of H J Porter & Associates, Inc. with offices located at:

                           H. J. Porter & Assoc. Inc.
                           631 Stage Road/p.O. Box 28
                                Auburn, AL 36830
                                 (334) 826-8682

                       H. J. Porter & Assoc. Of Birmingham
                        #14 Office Park Circle Suite 230
                              Birmingham, AL 35223
                                 (205) 871-3600

                       H. J. Porter & Assoc. of Montgomery
                               235 S. Court Street
                              Montgomery, AL 36104
                                 (334) 262-8331

PROFESSIONAL AFFILIATIONS

Mr. Porter is a member of the Appraisal Institute and holds the MAI Designation (Certificate Number 5924). He has served as a member of the SREA Young Advisory Council (1977 & 1978). He served as President of the Birmingham SREA Chapter #106 (1983) and the Montgomery SREA Chapter #127 as President (1986-1987). He is a Realtor(R) Member and past Vice-President of the Lee County Association of Realtors(R), Lee County, AL. He holds the CCIM designation conferred by the Commercial Investment Real Estate Council of the National Association of Realtors(R). He is a member of the International Right of Way Association (Alabama Chapter #26) and is a panel member of the American Arbitration Association.

PROFESSIONAL EDUCATION STATUS

Mr. Porter has taken courses leading to professional designation as offered by the Appraisal institute (AIREA) and the Society of Real Estate Appraisers (SREA) now merged as The Appraisal Institute. Additionally, he has credit for courses offered by the Real Estate Securities and Syndication Institute (RESSI) the Urban Land Institute (ULI), and the International Right of Way Association (IR/WA), and the Commercial Investment Real Estate Institute. Mr. Porter has also taken various seminars offered by SREA, AIREA, RESSI, IR/WA, Institute of Real Estate Management, and others.

The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RaMs who meet the minimum standards of this program are awarded periodic educational certification. He is currently certified under the Institute's voluntary continuing education program. Mr. Porter is currently a Certified General Real Property Appraiser in Alabama (Certificate #CG51) and a Certified Real Estate Appraiser in Georgia (Certificate #182).

HISTORICAL DATA

Howard J. Porter, Jr., was born in Birmingham, Alabama. He was educated in the Jefferson County School System and graduated from Auburn, University. His major fields of study were Economics and Finance with a B.S. Degree in Business Administration.


                                                  H.J. Porter & Associates, Inc.

PROFESSIONAL QUALIFICATIONS OF HOWARD J. PORTER. JR.

Mr. Porter has been a licensed Real Estate Broker in Alabama since 1972 and is a Realtor(R) Member of the Lee County Association of Realtors(R). From 1974 through 1983 he was involved with appraisals, market research, syndication and consulting on various types of real estate. From 1983 through 1985 he was President of a regionally active development company headquartered in Auburn, Alabama. In 1985, H.J. Porter & Associates, Inc. was re-established in Auburn, Alabama with affiliate offices in Birmingham and Montgomery, Alabama.

He has taught college level courses on appraisal principles and practices and USPAP, has served as an adjunct faculty member in the Auburn University Department of Community Planning, and is an appraisal instructor for the International Right of Way Association. He also has given talks to various real estate related groups throughout Alabama. Mr. Porter has developed, constructed, owned, and managed investment real estate for his own and affiliated partnership's account.

              REPRESENTATIVE APPRAISAL/CONSULTING CLIENTS INCLUDE:


Governmental                                   Corporate
------------                                   ---------
U.S. Internal Revenue Service                  Chrysler Realty Corp.
Jefferson County, Al                           McDonald's  Corporation
Montgomery County, Al                          Norfolk Southern  Railrod
State of Alabama DOT                           South Central Bell
U.S. Goverment Services Admin.                 Diversified Products Corporation
U.S. Department of the Interior                INOUE SAKAE Co. (Japan)
U.S. Postal Service                            TIME/LIFE  Corporation
Farmers Home Administration                    Baptist Medical  Center (B'ham)
Birmingham Airport Authority                   Alabama Power Company
Auburn University                              Southern Natural  Gas
State of Alabama Department of Revenue


Lenders                                        Development
-------                                        -----------
South Trust Bank                               Colonial Properties, Inc.
Federal National Mortagage Association         Helms-Roark Development
New York Life Insurance Co.                    Beisel-Moss Development
Provident Mutual Life                          Shonnon, Strobel & Weaver
Washington Mortgage Financial                  Polar-BEK, Inc.
Columbus Bank & Trust Co.                      Southern Investment Properties
1st Interstate Mortgage (Chicago)              McWhorter & Co.
Nations Bank
AmSouth Bank
First Union Bank

Mr. Porter has appeared as an expert witness in Federal Court and Circuit Courts in various Alabama counties. He has served as a Probate Commissioner for the Jefferson County and Lee County Probate Courts.


                                                  H.J. Porter & Associates, Inc.

================================================================================

                                STATE OF ALABAMA

                                     [SEAL]

                             This is to certify that

                               GLEN E. HEINZELMAN

               having given satisfactory evidence of the necessary
           qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a

                        LICENSED REAL PROPERTY APPRAISER

                 With all the rights, privileges and obligations
                              appurtenant thereto.


LICENSE NUMBER:   L00012                   /s/ [ILLEGIBLE]  Executive Director
EXPIRATION DATE:  SEPT. 30, 1997           ALABAMA REAL ESTATE  APPRAISERS BOARD

================================================================================

================================================================================

                                STATE OF ALABAMA

                                     [SEAL]

                             This is to certify that

                              HOWARD J. PORTER, JR.

               having given satisfactory evidence of the necessary
           qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a

                   CERTIFIED GENERALR REAL PROPERTY APPRAISER

                 With all the rights, privileges and obligations
                              appurtenant thereto.


LICENSE NUMBER:   G00051                   /s/ [ILLEGIBLE]  Executive Director
EXPIRATION DATE:  SEPT. 30, 1997           ALABAMA REAL ESTATE  APPRAISERS BOARD

================================================================================